[LOGO]ZARLINK
                                        SEMICONDUCTOR

Dear Shareholder:

Your Board of Directors and management of Zarlink Semiconductor Inc. cordially invite you to attend the Company's 2007 Annual and Special Meeting of Shareholders. The meeting will take place at the head offices of the Company, 400 March Road, Ottawa, Ontario, Canada, at 10:30 a.m. on Tuesday, July 24, 2007. Related to this, you will find enclosed the Company's annual report, notice of meeting, proxy circular and YELLOW form of proxy for the meeting.

It is important that all shareholders be represented at the meeting. If you are unable to attend, please take a moment to complete, date and sign the enclosed YELLOW form of proxy, and return it as instructed, or follow the instructions included with the form of proxy to vote by telephone or over the Internet.

Please refer to my Chairman's letter and the President's letter in the annual report for our detailed comments on the state of the Company's business.

We look forward to seeing you at the meeting.

Yours truly,

/s/ Dr. Henry Simon

Dr. Henry Simon
Chairperson of the Board

Your vote is extremely important. Submit your YELLOW proxy today.

                                  [LOGO]ZARLINK
                                        SEMICONDUCTOR

              Notice of Annual and Special Meeting of Shareholders

      Notice is hereby given that the Annual and Special Meeting of Shareholders of Zarlink Semiconductor Inc. (the "Company") will be held at the head offices of the Company, 400 March Road, Ottawa, Ontario, Canada, on Tuesday, July 24, 2007, at 10:30 a.m., for the following purposes:

1. to receive the consolidated financial statements of Zarlink Semiconductor Inc. in accordance with both United States and Canadian GAAP for the fiscal year ended March 30, 2007 and the Auditors' Report thereon;

2.    to elect directors;

3.    to appoint auditors;

4. to consider and, if deemed advisable, to adopt, with or without amendments, resolutions to amend the Company's 1991 Stock Option Plan for Key Employees and Non-Employee Directors (the "Option Plan") in order (i) to amend the general amendment provision of the Option Plan to specify the types of amendments to the Option Plan that will require shareholder approval and (ii) to add limits with respect to the maximum number of shares that may be issued to insiders of the Company. The complete text of such resolutions is set out in Schedule A of the Management Proxy Circular attached hereto; and

5. to transact such further or other business as may properly come before the meeting or any adjournment or adjournments thereof.

      The Management Proxy Circular and the YELLOW Form of Proxy prepared in respect of the Annual and Special Meeting accompany this notice.

Ottawa, Ontario, June 8, 2007.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            /s/ Donald G. McIntyre

                                            Donald G. McIntyre
                                            Secretary

--------------------------------------------------------------------------------
In order to be represented by proxy at the Annual and Special Meeting, Registered Shareholders must complete, date and sign the enclosed YELLOW Form of Proxy, or other appropriate form of proxy and, in either case, (i) deliver the completed proxy to the Company's transfer agent, Computershare Investor Services Inc., 100 University Avenue, 9th Floor, Toronto, Ontario, Canada M5J 2Y1 in the addressed prepaid envelope enclosed, or (ii) submit the completed proxy to Computershare Investor Services Inc., facsimile number (416) 263-9524 or 1-866-249-7775, by no later than 10:30 am on Friday, July 20, 2007 or, if such meeting is adjourned, at the latest 48 hours prior to the adjourned meeting. Registered Shareholders may also vote by telephone or over the Internet. Instructions on how to vote by telephone or over the Internet are provided in the materials enclosed. Non-registered Shareholders should follow the instructions on how to complete their Voting Instruction Form or form of proxy and vote their shares on the YELLOW forms that they receive or contact their broker, trustee, financial institution or other nominee. If you have any questions, or require assistance in voting your YELLOW proxy, please call the Company's proxy solicitation agent, Georgeson Shareholder Communications Canada Inc., at 1-866-717-8088.
--------------------------------------------------------------------------------

                            MANAGEMENT PROXY CIRCULAR

                                TABLE OF CONTENTS

MANAGEMENT PROXY CIRCULAR .................................................    1
SOLICITATION OF PROXIES ...................................................    1
VOTING SHARES AND PRINCIPAL HOLDERS THEREOF ...............................    1
VOTING INFORMATION ........................................................    2
CONSOLIDATED FINANCIAL STATEMENTS AND AUDITORS' REPORT ....................    6
ELECTION OF DIRECTORS .....................................................    6
   Independence and Board Committees ......................................   10
EXECUTIVE COMPENSATION ....................................................   10
   Summary Compensation Table .............................................   10
   Employee Share Ownership Plan ..........................................   12
   Director, CEO and Executive Share Ownership ............................   12
   1991 Stock Option Plan for Key Employees and Non-Employee Directors ....   13
      Option Grants During Fiscal 2007 ....................................   16
      Aggregated Options Exercised During Fiscal 2007 and
      Fiscal Year-End Option Values .......................................   16
REPORT ON EXECUTIVE COMPENSATION ..........................................   17
   Composition of the Compensation Committee ..............................   17
   General Principles of Executive Compensation ...........................   17
   Base Salary ............................................................   17
   Annual Incentive Compensation Arrangements .............................   18
   Long-Term Incentive ....................................................   18
   Compensation of the President and Chief Executive Officer ..............   19

PERFORMANCE GRAPH .........................................................   20

EMPLOYMENT AGREEMENTS .....................................................   20

EQUITY COMPENSATION PLAN INFORMATION ......................................   23

COMPENSATION OF NON-EMPLOYEE DIRECTORS ....................................   24

INDEBTEDNESS OF DIRECTORS, EXECUTIVE OFFICERS AND SENIOR OFFICERS .........   25

DIRECTORS' AND OFFICERS' LIABILITY INSURANCE ..............................   25

STATEMENT OF CORPORATE GOVERNANCE PRACTICES ...............................   25

AUDIT COMMITTEE MEMBERS ...................................................   27
   Education and Experience ...............................................   27

REPORT OF THE AUDIT COMMITTEE .............................................   27

APPOINTMENT OF AUDITORS ...................................................   28
   Audit and Other Fees ...................................................   29

AMENDMENTS TO THE 1991 STOCK OPTION PLAN FOR KEY-EMPLOYEES
   AND NON-EMPLOYEE DIRECTORS .............................................   29

SHAREHOLDERS' PROPOSALS ...................................................   31

OTHER MATTERS .............................................................   31

ADDITIONAL INFORMATION ....................................................   31

DIRECTORS' APPROVAL .......................................................   32

                                  [LOGO]ZARLINK
                                        SEMICONDUCTOR

MANAGEMENT PROXY CIRCULAR

      This Management Proxy Circular (the "Circular") is furnished in connection with the solicitation of proxies by the Board of Directors and management of Zarlink Semiconductor Inc. (the "Company"), on behalf of the Company, for use at the Annual and Special Meeting (the "Meeting") of the holders of the common shares of the Company to be held on July 24, 2007 at the head offices of the Company, 400 March Road, Ottawa, Ontario, Canada, at 10:30 a.m., and any adjournment thereof, for the purposes set out in the Notice of Annual and Special Meeting of Shareholders.

      Minutes of the 2006 Annual Meeting of Shareholders are available for viewing on the Company's website at ir.zarlink.com/corp_gov/

      All dollar amounts in this Circular are in United States dollars unless otherwise stated.

SOLICITATION OF PROXIES

      It is expected that the solicitation of proxies will be primarily by mail, but proxies may also be solicited by employees or agents of the Company, personally, in writing, by email or by telephone. Georgeson Shareholder Communications Canada Inc. ("Georgeson") will be acting as soliciting agent for the Company to solicit proxies for the Meeting, for an approximate fee of $31,000, up to a maximum of $132,000 if any items on the Meeting agenda are contested. The costs of such solicitation by employees or agents of the Company, including Georgeson, will be borne by the Company.

VOTING SHARES AND PRINCIPAL HOLDERS THEREOF

      Only the holders of common shares of the Company of record (the "Shareholders") at the close of business on June 1, 2007 (the "Record Date") will be entitled to receive notice of the Meeting. They will also be entitled to vote at the Meeting. Each Shareholder is entitled to one vote for each common share registered in the name of such Shareholder. As at June 1, 2007, there were 127,345,682 common shares outstanding.

      The Company shall prepare, no later than 10 days after the Record Date, an alphabetical list of Shareholders entitled to vote at the Meeting that indicates the number of shares held by each Shareholder. The list of Shareholders entitled to vote at the meeting is available for inspection during usual business hours at the office of the Company's transfer agent and registrar, Computershare Investor Services Inc., located at 100 University Avenue, 9th Floor, Toronto, Ontario, Canada, M5J 2Y1.

      To the knowledge of the directors and senior officers of the Company, as of June 1, 2007, no person or corporation owned, directly or indirectly, or exercised control or direction over more than 10% of the outstanding common shares of the Company. However, the following entities have reported to the U.S. Securities and Exchange Commission ("SEC") ownership of more than 5% of the outstanding common shares:

--------------------------------------------------------------------------------
    Beneficial Owner                                   Common Shares    Per Cent
--------------------------------------------------------------------------------
T. Rowe Price Associates, Inc.                          8,456,000         6.6(1)
--------------------------------------------------------------------------------
Aquilon Capital Corp.                                   6,587,520         5.2(2)
--------------------------------------------------------------------------------
(1) Based on information contained in a Schedule 13G filed with the SEC on February 14, 2007 by T. Rowe Price Associates, Inc. ("Price Associates"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, Price Associates has sole power to vote or to direct the vote of 1,773,500 common shares and sole power to dispose or direct the disposition of 8,456,000 common shares.

(2) Based on information contained in a Schedule 13D jointly filed on May 16, 2005 by Aquilon Capital Corp., Scott Leckie and Jeffrey Francoz: (a) Aquilon Capital Corp. has sole power to vote or to direct the vote of 100,000 common shares, sole power to dispose or direct the disposition of 100,000 common shares, shared power to vote or to direct the vote of 6,487,520 common shares, and shared power to dispose or direct the disposition of 6,487,520 common shares; (b) Mr. Leckie has shared power to vote or to direct the vote of 6,587,520 common shares and shared power to dispose or direct the disposition of 6,587,520 common shares; and (c) Mr. Francoz has shared power to vote or to direct the vote of 6,587,520 common shares and shared power to dispose or direct the disposition of 6,587,520 common shares.

VOTING INFORMATION

Voting by Proxy

      Voting by proxy means that you are giving the person or people named on your form of proxy (proxyholder) the authority to vote your shares for you at the Meeting or any adjournment. A YELLOW form of proxy is included in this package.

      You can choose from three different ways to vote your shares by proxy:

1.    by mail or delivery
2.    by telephone
3.    on the Internet.

      A shareholder has the right to appoint a person, who need not be a shareholder of the Company, other than the persons designated in the form of proxy, to attend and act on behalf of the shareholder at the Meeting. Unless you appoint someone else to be your proxyholder in accordance with the instructions provided herein, the directors or officers who are named on the YELLOW form of proxy will vote your shares for you. If you appoint someone else, he or she must be present at the Meeting to vote your shares.

      If you are voting your shares by proxy, our transfer agent, Computershare Investor Services Inc. (Computershare), or other agents we appoint, must receive your completed form of proxy by no later than 10:30 am on Friday, July 20, 2007 or, if the Meeting is adjourned, at the latest 48 hours prior to the adjourned Meeting.

Registered and Non-Registered (or Beneficial) Shareholders

      You are a registered shareholder if your name appears on your share certificate. You will receive a form of proxy if you are a registered shareholder.

      You are a non-registered (or beneficial) shareholder if your bank, trust company, securities broker or other financial institution holds your shares for you (your nominee). If you are a non-registered

(or beneficial) shareholder, you will receive a Voting Instruction Form or form of proxy from the Company, its agent or the institution that holds your shares.

      For general information, you can contact Georgeson at the following coordinates:

      Georgeson Shareholder Communications Canada Inc.
      100 University Avenue
      11th Floor, South Tower
      Toronto, Ontario, Canada M5J 2Y1

      TELEPHONE
      1-866-717-8088 (toll-free in Canada and the United States)

How to vote -- registered shareholders

      A.    By proxy

      1.    By mail or delivery

      |X| To vote by mail or delivery, your paper proxy must be completed, signed, dated and returned in accordance with the instructions on the paper proxy.

      2.    By telephone

      |X| To vote by telephone, call the toll-free number shown on the form of proxy provided. Using a touch-tone telephone to select your voting preferences, follow the instructions of the "vote voice" and refer to the directions on your form of proxy that was delivered to you by mail.

      |X| Note that voting by telephone is not available if you wish to appoint a person as a proxy holder other than the persons named on the form of proxy. In such a case, your proxy should be voted by mail, delivery or Internet.

      3.    On the Internet

      |X|   To vote your proxy by Internet,  visit the website  address as shown
            on  the  form  of  proxy   provided.   Follow  the  on-line   voting
            instructions given on the proxy that was delivered to you by mail.

      4. By appointing another person to go to the Meeting and vote your shares for you

      |X|   This person does not have to be a shareholder.

      |X| Strike the names that are printed on the form of proxy and write the name of the person you are appointing in the space provided. Complete your voting instructions, date and sign the form, and return it to Computershare as instructed.

      |X| Make sure that the person you appoint is aware that he or she has been appointed and attends the Meeting.

      At the Meeting, the person appointed should see the scrutineers from Computershare at the registration table.

      B.    In person at the Meeting

      You do not need to complete or return your form of proxy.

      You should see a representative of Computershare before entering the Meeting to register your attendance at the Meeting.

      Voting in person at the Meeting will automatically cancel any proxy you completed and submitted earlier.

How to vote -- non-registered (or beneficial) shareholders

      |X| These securityholder materials are being sent to both registered and non-registered owners of the securities. If you are a non-registered owner, and the Company or its agent has sent these materials directly to you, your name and address and information about your holdings of securities have been obtained in accordance with applicable securities regulatory requirements from the intermediary holding on your behalf.

      |X| By choosing to send these materials to you directly, the Company (and not the intermediary holding on your behalf) has assumed responsibility for (i) delivering these materials to you, and (ii) executing your proper voting instructions. Please return your voting instructions as specified in the request for voting instructions.

      A.    By proxy

      |X| Please contact your nominee or Georgeson if you did not receive a Voting Instruction Form or a form of proxy in this package.

      |X| In most cases, you will receive a Voting Instruction Form that allows you to provide your voting instructions by telephone, on the Internet or by mail or delivery. If you want to provide your voting instructions on the Internet, go to the website noted on your Voting Instruction Form, and follow the instructions on the screen.

      |X| Alternatively, you may be a non-registered shareholder who will receive a Voting Instruction Form or receive a form of proxy which:

            -     is  to  be  completed  and   returned,   as  directed  in  the
                  instructions provided OR

            - has been pre-authorized by your nominee indicating the number of shares to be voted, which is to be completed, dated, signed and returned to Computershare by mail.

      B.    In person at the Meeting

      |X| Computershare does not have access to the names or holdings of our non-registered shareholders. That means you can only vote your shares in person at the Meeting if you appoint yourself proxy holder by printing your name in the space provided on the Voting Instruction Form or form of proxy provided to you.

      |X|   Your vote will be taken and counted at the Meeting.

      |X|   Prior  to  the  Meeting,   you  should  see  the  scrutineers   from
            Computershare at the registration table.

Completing the Form of Proxy

      On any ballot that may be called for at the Meeting, the common shares of the Company represented by the enclosed YELLOW form of proxy will be voted or withheld from voting in accordance with the instructions of the shareholder indicated thereon and, where a choice is specified, the common shares will be voted accordingly.

      You can choose to vote "For", "Against" or "Withhold", depending on the items listed on the form of proxy.

      When you sign the YELLOW form of proxy, you authorize Kirk K. Mandy or Donald G. McIntyre, who are officers of the Company, or the individual that you have named on the form of proxy in accordance with the instructions provided herein, to vote or withhold from voting your shares for you at the Meeting according to your instructions on any ballot that may be called for. If you specify a choice on your YELLOW form of proxy with respect to any matter to be acted upon at the Meeting, your shares will be voted accordingly. If you return your YELLOW form of proxy and do not tell us how you want to vote your shares, your vote will be counted: (i) FOR the election of the nominees for director listed under "Election of Directors"; (ii) FOR the appointment of the auditors named under "Appointment of Auditors"; and (iii) FOR the approval of the amendments to the Company's 1991 Stock Option Plan for Key Employees and Non-Employee Directors.

      Your proxy holder will also vote your shares as he sees fit on any other matter that may properly come before the Meeting. As of the date of this Management Proxy Circular, management is unaware of any such amendment, variation or other matter proposed or likely to come before the Meeting.

      If you have appointed a person other than Mr. Mandy or Mr. McIntyre to vote your shares and you do not specify how you want your shares voted, your proxy holder will vote your shares as he or she sees fit on each item and on any other matter that may properly come before the Meeting.

      If you are an individual shareholder, you or your authorized attorney must sign the form. If you are a corporation or other legal entity, an authorized officer or attorney must sign the form.

Changing your vote

      You can revoke a vote you made by proxy by:

      |X| voting again by telephone or on the Internet by no later than 10:30 am on Friday, July 20, 2007 or, if the Meeting is adjourned, at the latest 48 hours prior to the adjourned Meeting;

      |X| completing a form of proxy that is dated later than the form of proxy you are changing and mailing it or faxing it to Computershare or sending a notice to our Secretary, Mr. Donald McIntyre at 400 March Road, Ottawa, Ontario K2K 3H4 so that it is received by no later than 10:30 am on Friday, July 20, 2007 or, if the Meeting is adjourned, at the latest 48 hours prior to the adjourned Meeting;

      |X| giving a notice in writing to the Chairman of the Meeting, at the Meeting or any adjournment. The notice can be from you or your authorized attorney.

CONSOLIDATED FINANCIAL STATEMENTS AND AUDITORS' REPORT

      The consolidated financial statements of the Company and the Auditors' Report for the fiscal year ended March 30, 2007 ("Fiscal 2007") will be submitted to the Shareholders at the Meeting but no vote with respect thereto is required or proposed to be taken.

      The financial statements included in the 2007 Annual Report accompanying this Circular are in United States dollars and have been prepared in accordance with U.S. GAAP. The financial statements attached to this Circular are in United States dollars and have been prepared in accordance with U.S. GAAP.

ELECTION OF DIRECTORS

      Eight directors are to be elected at the Meeting. Each director will hold office until the close of the next Annual Meeting or until his successor is duly elected, unless the office is earlier vacated in accordance with the By-Laws of the Company.

      Except where authority to vote in respect of the election of directors is withheld, the appointees named in the accompanying Form of Proxy will vote the common shares represented by such proxy FOR the election of the eight nominees for director listed below.

      The Board of Directors and management recommend that Shareholders vote FOR the election of the nominees listed below. For each proposed nominee, the information below indicates his jurisdiction of residence; all positions and offices held by him with the Company; his principal occupation or employment for at least the past five years; the year from which he has continually served as a director of the Company; and the number of common shares beneficially owned by him or over which control or direction is exercised by him as at June 1, 2007(1)

ANDRE BORREL                          Mr. Andre Borrel has been an independent
                                      consultant to the semiconductor industry
Geneva, Switzerland                   since 1995. From 1967 to 1994, he served
                                      in  senior  management   positions  with
Management Consultant                 Motorola,  Inc. in Europe and the United
                                      States.  Mr.  Borrel  also serves on the
Director since 1998                   Board of Chartered Semiconductor.  He is
                                      an Officer of the French  National Order
Shares beneficially owned or over     of Merit, and holds a Master's Degree in
which control or direction is         Electronics    from   Ecole    Nationale
exercised: 95,000                     Superieure  des   Telecommunications  in
                                      Paris.

----------
(1) Includes options not yet exercised but currently exercisable or exercisable within 60 days of June 1, 2007 under the 1991 Stock Option plan for Key Employees and Non-Employee Directors. See "Compensation of Non-Employee Directors" for details of options granted to non-employee directors.

DR. ADAM CHOWANIEC                    Dr.  Chowaniec  has been the  Chairman and
Ottawa, Ontario, Canada               Chief   Executive    Officer   of   Amiga2
                                      Corporation,  a consulting  and investment
Chairman, Tundra Semiconductor        company, since 2002. Dr. Chowaniec was the
Corporation                           founding Chief Executive Officer of Tundra
                                      Semiconductor  Corporation on December 15,
Director since 2007-02-19             1995 and served until  December  2005. Dr.
                                      Chowaniec is also Chairman of the Board of
Shares beneficially owned or over     Directors    of    Tundra    Semiconductor
which control or direction is         Corporation, Chair of the Ontario Research
exercised: 21,000                     and  Innovation  Council,  and  serves  on
                                      numerous  other  boards  of  directors  in
                                      Canada  and the United  States,  including
                                      BelAir    Networks,    Liquid    Computing
                                      Corporation,   Gridway   and   Microbridge
                                      Corporations. Dr. Chowaniec is a member of
                                      the  Natural   Sciences  and   Engineering
                                      Council  of Canada  and has held  advisory
                                      positions   with   the   Ottawa   Economic
                                      Development   Corporation,   the  National
                                      Research  Council's   Industrial  Research
                                      Assistance  Program and the Ottawa  Health
                                      Research   Institute.   He  is  also   the
                                      vice-chair   of  the  Museum  of  Nature's
                                      national fundraising campaign. He holds a Master's degree in Electrical Engineering from Queen's University (Canada), as well as both a Bachelor of Engineering and a Ph.D. from the University of Sheffield
                                      (England).

HUBERT T. LACROIX                     Mr.  Hubert  T.  Lacroix  has been  Senior
Montreal, Quebec, Canada              Advisor to Stikeman Elliott LLP (law firm)
Management Consultant                 since May 5, 2003;  at the same  time,  he
                                      was a  consultant  to  Telemedia  Ventures
                                      Inc.,  a private  investment  company from
Director since 1992                   May 5, 2003 until December 31, 2005. He is
                                      also an adjunct  professor  at the Faculty
Shares beneficially owned or over     of Law of Universite de Montreal  where he
which control or direction is         teaches    securities    and   mergers   &
exercised: 107,528                    acquisitions  courses.  He  was  Executive
                                      Chairman  of  Telemedia  Corporation  from
                                      February  2000 to May 2003.  Prior to that
                                      date,  he  was  a  partner  with  McCarthy
                                      Tetrault LLP (law firm) since 1984.  He is
                                      Chairman of the Board and Audit  Committee
                                      and Strategic Development Committee member
                                      of SFK Pulp  Fund;  is a  Director  of ITS
                                      Investments  Limited  Partnership and is a
                                      Director,   the   Chairman  of  the  Human
                                      Resources   Committee,    and   an   Audit
                                      Committee member of Transcontinental  Inc.
                                      In addition,  he is a trustee of the Lucie
                                      and  Andre   Chagnon   Foundation   and  a
                                      director of their private holding company.
                                      He is  also a  Director  of  the  Montreal
                                      General Hospital Foundation;  a Trustee of
                                      the   Martlet    Foundation    of   McGill
                                      University  and a Director of the Fonds de
                                      developpement of College  Jean-de-Brebeuf.
                                      Mr.  Lacroix  received his Bachelor of Law
                                      degree   from   McGill   University;   was
                                      admitted to the Quebec Bar in 1977 and holds a Master of Business Administration degree from McGill University.

J. SPENCER LANTHIER                   Mr.  J.   Spencer   Lanthier  has  been  a
Toronto, Ontario, Canada              Management Consultant since his retirement
                                      in 1999 from KPMG  Canada,  where he had a
Management Consultant                 long and distinguished  career culminating
                                      in the  position  of  Chairman  and  Chief
Director since 2003                   Executive from 1993 until his  retirement.
                                      A  recipient  of the Order of Canada,  Mr.
Shares beneficially owned or          Lanthier  is  currently  a  member  of the
over which control or direction       Board and Chair of the Audit  Committee of
is exercised: 70,000                  the TSX Group, Inc., Torstar  Corporation,
                                      Emergis Inc., Gerdau Ameristeel Inc., Rona
                                      Inc.  and Ellis Don Inc. He also serves as
                                      Chair  of the  Wellspring  Cancer  Support
                                      Organization.     Educated    at    McGill
                                      University,   Mr.  Lanthier   received  an
                                      honorary Doctor of Laws degree from the University of Toronto in 2002.

KIRK K. MANDY                         Mr. Kirk K. Mandy is  President  and Chief
Woodlawn, Ontario, Canada             Executive  Officer  of  the  Company.   He
                                      served as Vice-Chairman of Zarlink's Board
President & Chief Executive Officer   of   Directors   from   2001   until   his
since January 26, 2005                appointment   as   President   and   Chief
                                      Executive   Officer  of  the   Company  in
Director since 1998                   February, 2005.

Shares beneficially owned or over     Over  a  distinguished   career  with  the
which control or direction is         Company  spanning 15 years, Mr. Mandy held
exercised: 719,500                    increasingly senior roles,  culminating in
                                      the  position  of  President  and CEO from
                                      1998 to 2001.  He  oversaw  the  Company's
                                      strategic    decision    to    focus    on
                                      semiconductors,    and   the    subsequent
                                      divestiture of the Business Communications
                                      Systems (BCS) division.

                                      Mr. Mandy is also a member of the Board of
                                      Epocal Inc.,  Mitel Networks  Corporation,
                                      and Chairman of the  Armstrong  Monitoring
                                      Corporation. He has served on the Board of
                                      the Strategic Microelectronics Corporation
                                      (SMC),  the Canadian  Advanced  Technology
                                      Association     (CATA),    The    Canadian
                                      Microelectronics  Corp.  (CMC), The Ottawa
                                      Center for Research and Innovation (OCRI),
                                      and Micronet.  He is also past Chairman of
                                      the Telecommunications  Research Center of
                                      Ontario  (TRIO),   past  Chairman  of  the
                                      National  Research  Council's   Innovation
                                      Forum,  and past Co-Chairman of the Ottawa
                                      Partnership. Mr. Mandy is a graduate of Algonquin College in Ottawa.

JULES M. MEUNIER                      Mr. Jules M. Meunier has been a management
Ottawa, Ontario, Canada               consultant  since  November  2002.  He was
                                      President and CEO of Proquent Systems Inc.
Management Consultant                 from  January to November  2002.  Prior to
                                      January 2002,  over a 20-year  career with
Director since 2002                   Nortel  Networks  Corporation,  he  helped
                                      shape  the  company's  direction  as Chief
Shares beneficially owned or over     Technical   Officer,   and   held   senior
which control or direction is         positions in wired,  wireless, and optical
exercised: 95,000                     communications,   including   serving   as
                                      President   of   its   Wireless   Networks
                                      division.

                                      Mr. Meunier holds a Bachelor of Science degree in Mathematics and Computer Science from the University of Ottawa.

DENNIS ROBERSON                       Professor Dennis Roberson is Vice Provost,
Wheaton, Illinois, USA                Executive  Director and Research Professor
                                      with the Illinois  Institute of Technology
Professor & Administrator             ("IIT"),   where  he   established  a  new
                                      undergraduate  business  school focused on
Illinois Institute of Technology      entrepreneurship    and   technology,    a
                                      wireless  research center (WiNCom),  IIT's
Director since 2004                   corporate  relations  initiative,  and  is
                                      developing  research  centers and business
Shares beneficially owned or over     ventures  in  association  with public and
which control or direction is         private sector  partners.  From April 1998
exercised: 25,000                     to  April  2004,  Professor  Roberson  was
                                      Executive   Vice   President   and   Chief
                                      Technical  Officer of Motorola,  Inc. From
                                      1971 to  1998,  he held  senior  executive
                                      positions  with  NCR  Corporation,   AT&T,
                                      Digital Equipment Corp. (now part of HP) and IBM.

                                      Professor   Roberson   is  a  Director  of
                                      Cleversafe,  LLC,  Sequoia  Communications
                                      and Sun Phocus Technologies,  LLC. He also
                                      serves   on  the   U.S.   FCC's   (Federal
                                      Communications    Commission)   Technology
                                      Advisory  Counsel,  the Board of Directors
                                      of FIRST  Robotics  (for  Inspiration  and
                                      Recognition  of Science  and  Technology),
                                      the National  Advisory Council for the Boy
                                      Scouts of America, and as an international
                                      advisory   panel   member  for  the  Prime
                                      Minister of Malaysia. He holds Bachelor of
                                      Science  Degrees in Physics and Electrical
                                      Engineering    from    Washington    State
                                      University,  and a Master  of  Science  in
                                      Electrical   Engineering   from   Stanford
                                      University.

DR. HENRY SIMON                       Dr.  Henry Simon has been  Chairperson  of
London, England                       the  Company's  Board of  Directors  since
                                      July 21, 1994. He is a Special  Partner of
Chairperson of the Board of           Schroder Ventures Life Sciences  Advisors,
Directors of the Company              a  venture  capital  company  advising  on
                                      investments  in  the  life  sciences.   He
Special Partner, Schroder Ventures    joined Schroder Ventures in 1987 to head a
Life Sciences Advisors (venture       venture  capital  group that  developed  a
capital company advising on           life  sciences  business in the U.K.,  and
investments in the life sciences)     was CEO of the life  sciences  team  until
                                      1995.   Dr.  Simon  holds  an   Electrical
Director since 1992                   Engineering  degree from the  Institute of
                                      Technology  in Munich,  and a doctorate in
Common shares beneficially owned or   Telecommunications    from    the    Royal
over which control or direction is    Institute of Technology in Stockholm.
exercised: 200,000

      Each nominee for director has supplied the information concerning the number of common shares which he beneficially owns or over which control or direction is exercised by him.

      In Fiscal 2007, ten meetings of the Board of Directors were held. All directors attended all of the meetings held during the period they served as Directors of the Company, with the exception of Mr. Meunier, who missed two teleconference meetings.

      Dr. Adam Chowaniec was a director of IceFyre Semiconductor Inc., a private company, from May 21, 2001 to March 23, 2005. IceFyre Semiconductor Inc. appointed a receiver in bankruptcy in May 2005.

      Hubert T. Lacroix was a director of Adventure Electronics Inc., a Canadian public company, from April 1994 to February 1998. Adventure Electronics Inc. filed for bankruptcy in November 1998.

      Kirk K. Mandy was a director of a private start-up photonics company, Optenia, Inc., in which the Company held a minority equity interest which was reduced proportionally as other equity investments were made. Optenia, Inc., which focused on reducing the cost of bandwidth distribution in optical networks, made an assignment in bankruptcy in March 2002 due to its inability to obtain additional financing and obtained a discharge in the fall of 2003.

Independence and Board Committees

      The following table indicates whether the Board of Directors considers each nominee to be "independent" within the meaning of the Governance Guidelines and NYSE Rules (as such terms are defined below under Statement of Corporate Governance Practices). This table also sets out the members of the committees of the Board of Directors as of June 1, 2007 and the number of meetings held by each committee during Fiscal 2007.

------------------------------------------------------------------------------------------------------------------------------------
                                                                Compensation and Human      Nominating and Corporate
Directors                                    Audit               Resources Development             Governance              Executive
                                           Committee                   Committee                   Committee               Committee
------------------------------------------------------------------------------------------------------------------------------------
                                                     Independent Directors
------------------------------------------------------------------------------------------------------------------------------------
Andre Borrel                                                               v
------------------------------------------------------------------------------------------------------------------------------------
Adam Chowaniec(1)
------------------------------------------------------------------------------------------------------------------------------------
Hubert T. Lacroix                         Chairperson                                                  v                       v
------------------------------------------------------------------------------------------------------------------------------------
J. Spencer Lanthier                            v                                                       v
------------------------------------------------------------------------------------------------------------------------------------
Jules Meunier                                  v                      Chairperson
------------------------------------------------------------------------------------------------------------------------------------
Dennis Roberson                                                            v
------------------------------------------------------------------------------------------------------------------------------------
Henry Simon                                                                                       Chairperson            Chairperson
------------------------------------------------------------------------------------------------------------------------------------
                                                   Not Independent Director
------------------------------------------------------------------------------------------------------------------------------------
Kirk K. Mandy                                                                                                                  v
------------------------------------------------------------------------------------------------------------------------------------
Meetings held during Fiscal 2007               6                           5                           2                      nil
------------------------------------------------------------------------------------------------------------------------------------

(1)   Dr.  Chowaniec  was  appointed  to the Board of  Directors on February 19,
      2007.

      All members of the Committees of the Board of Directors attended all meetings held during the period they served as Directors of the Company with the exception of Mr. Lanthier, who missed two Audit Committee meetings. In each case, he had reviewed the agenda material and given his input to the Chairperson, in advance of the meeting.

EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table sets forth compensation information for the three fiscal years ended March 30, 2007, March 31, 2006 ("Fiscal 2006"), and March 25, 2005 ("Fiscal 2005"), respectively, for the Chief Executive Officer, the Chief Financial Officer, the three most highly compensated executive officers of the Company, other than the Chief Executive Officer and the Chief Financial Officer, who were serving as executive officers of the Company on March 30, 2007 (collectively, the "Named Executive Officers").

------------------------------------------------------------------------------------------------------------------------------------
                                                                                Annual Compensation
                                                                                -------------------
                                                                                                             Long-Term
                                                                                                            Compensation
                                                                              Bonus                          Securities
                                                                             (Annual         Other             Under
     Name and                                                                Incentive       Annual           Options     All Other
     Principal                                  Fiscal        Salary(1)       Awards)     Compensation        Granted   Compensation
     Position                                    Year            $               $          (1)(2) $             #        (1)(3) $
------------------------------------------------------------------------------------------------------------------------------------
Kirk K. Mandy(4)                                 2007         484,333         292,000          16,360         450,000      75,952
President and Chief                              2006         459,867         275,920          20,052         450,000      72,115
Executive Officer                                2005          83,867              --              81         850,000       7,477
------------------------------------------------------------------------------------------------------------------------------------
Scott Milligan                                   2007         295,003         149,000          16,378         125,000      47,113
Senior Vice President                            2006         280,101         140,050          14,709         125,000      44,691
Finance and Chief                                2005         275,652              --          14,583          80,000      43,981
Financial Officer
------------------------------------------------------------------------------------------------------------------------------------
Donald McIntyre                                  2007         295,003         149,000          13,973         125,000      47,298
Senior Vice President,                           2006         280,101         140,050          14,234         185,000      44,574
HR, General Counsel and                          2005         275,652              --          16,628          80,000      43,602
Secretary
------------------------------------------------------------------------------------------------------------------------------------
Anthony A.P. Gallagher                           2007         303,539         114,000          16,056         125,000      54,237
Senior Vice President,                           2006         286,860          75,301          19,724         125,000      51,058
Operations(5)                                    2005         299,343              --          25,691          80,000      51,242
------------------------------------------------------------------------------------------------------------------------------------
Stephen J. Swift                                 2007         250,000         125,000          14,998         125,000      10,191
Senior Vice President &                          2006         250,000          43,750          14,993         125,000       9,780
GM, Ultra Low Power                              2005         240,385              --          14,953          80,000       9,110
Communications
------------------------------------------------------------------------------------------------------------------------------------

(1) For Messrs. Mandy, Milligan, McIntyre and Gallagher, changes in salary from Fiscal 2006 to Fiscal 2007 were due solely to foreign exchange fluctuations. Canadian dollar amounts have been converted to United States dollars using the Fiscal 2007 average exchange rate of $0.880605 (2006 - 0.836121; 2005 - 0.822842). British pounds sterling amounts have been converted to United States dollars using the Fiscal 2007 average exchange rate of $1.897118 (2006 - 1.792878; 2005 - 1.870896).

(2) "Other Annual Compensation" includes the following expenses for certain Named Executive Officers as follows: Mr Mandy - Fiscal 2007 includes car allowance/benefits $15,535 (2006 - $19,441); Mr. Milligan - Fiscal 2007 includes car allowance/benefits amounting to $15,272 (2006 - $13,891; 2005 -$13,906); Mr. McIntyre - Fiscal 2007 includes car allowance/benefits amounting to $12,867 (2006 - $13,416; 2005 - $14,735); Mr. Gallagher -
      Fiscal 2007 includes car allowance/benefits amounting to $14,298 (2006 -$18,201; 2005 - $23,914); Mr. Swift - Fiscal 2007 includes car allowance/benefits amounting to $13,690 (2006 - $13,751; 2005 - $13,710).

(3) "All Other Compensation" includes contributions made and accrued by the Company to a defined contribution pension plan and supplemental executive retirement plan.

(4) Mr. Mandy was appointed acting President and Chief Executive Officer January 26, 2005 and full time President and Chief Executive Officer on February 16, 2005. Accordingly, the summary compensation table set forth above the information provided for Fiscal 2005 relates to the period from January 26, 2005 to March 25, 2005.

(5) The amount of a salary supplement paid to Mr. Gallagher for the purposes of retirement investing was included in the amounts indicated in the "Other Annual Compensation" column in the Management Proxy Circular relating to the Fiscal 2005 and Fiscal 2006 Annual General Meetings. In accordance with applicable rules, the amount of this supplement is now included in the "All Other Compensation" column of the above table for Fiscal 2005, Fiscal 2006 and Fiscal 2007.

Employee Share Ownership Plan

      The Employee Share Ownership Plan was approved by the Board of Directors in May 1997. The purpose of this plan is to enable employees to invest in equity shares of the Company through employee savings. Employees make contributions by means of payroll deductions and common shares of the Company are purchased twice per month through normal market facilities by Computershare Investor Services Inc., which assumed the administration role for Montreal Trust Company of Canada (the trustee appointed to administer the plan). The Company pays all brokerage commissions, transfer taxes, and other charges and expenses of the purchase and sale of the common shares except for the issuance of a certificate for fewer than 100 shares, in which case the employee is responsible for such costs.

      During April 2001, the Company implemented a matching contribution in connection with the Employee Share Ownership Plan which provides for a contribution by the Company equal to 15% of each employee's contribution under the plan, subject to a maximum of $440 per employee per year. The maximum contribution by the Company under this plan for the next fiscal year is estimated at $150,000 based on average headcount during Fiscal 2007, assuming that each eligible employee contributes sufficient funds to achieve a matching contribution by the Company equal to the maximum amount permitted under the plan.

Director, CEO and Executive Share Ownership

      The policy for Director, CEO and Executive Share Ownership (the "Policy") was approved by the Board of Directors in May 2003 and revised in January 2006 in order to better align the interests of the Company's directors, CEO and those executives including the CFO who report directly to the CEO (the "Executives") with the financial interests of the shareholders of the Company, create ownership focus and build long-term commitment.

      The Policy requires that the Directors, the CEO and Executives establish and hold specified dollar investment levels in common shares of the Company within defined periods of time following the implementation of the Policy or from their date of hire or promotion to these roles after the effective date of the Policy, if later.

      The Chairperson of the Board must invest a total of CDN$100,000 for the purchase of common shares of the Company within five years after the effective date of the Policy or his/her date of appointment to the role, if later.

      Each non-executive Director, who is not Chairperson of the Board, must invest a total of CDN$50,000 for the purchase of common shares of the Company within five years after the effective date of the Policy or his/her date of appointment to the Board, if later.

      The CEO must invest a total dollar amount equal to two times his/her base salary for the purchase of common shares of the Company by the end of five years from the effective date of the Policy or his/her date of hire or promotion to the role, whichever is later.

      Each Executive must invest a total dollar amount equal to one times his/her base salary for the purchase of common shares of the Company by the end of five years from the effective date of the Policy or his/her date of hire or promotion to the role, whichever is later.

      The following guidelines and rules apply for purposes of the Policy: (a) base salary will be the average base salary of the CEO or the Executive, as applicable, over the three years prior to each measurement date; (b) interim investment thresholds for the CEO and Executives will be 25% of target levels after two years; 50% after three years; 75% after four years; and 100% after five years; (c) if the CEO or any Executive has not met the target investment level at any of the measurement dates but has earned sufficient after-tax incentive plan payments since the effective date of the Policy or his/her date of hire or promotion to the role, he/she will be reported as in default under the Policy; and (d) after the fifth anniversary date, the measurement date will be each subsequent anniversary date.

      If the CEO or any Executive misses the target investment level at any of the measurement dates or thereafter, one-half of any incentive payments earned by the CEO or Executive, as applicable, after the measurement date will be withheld and not paid to the CEO or Executive until his/her dollar investment level has been increased by the lesser of the after tax value of one-half of the incentive payment or the amount required to meet the required target investment level as of the most recent measurement date.

      As of the most recent measurement date, all Directors, the CEO and the Executives were in compliance with the terms of the Policy except Stephen Swift and Anthony Gallagher, for whom one half of the Fiscal 2007 incentive payment was withheld to purchase Company shares, and Michael McGinn, for whom the necessary amount was withheld from his Fiscal 2007 incentive payment to purchase a sufficient number of Company shares to meet his 25% of salary investment target for June 2007.

      If any Director misses the target investment level at any of the measurement dates or thereafter, any annual Director's fees owing to that Director after the measurement date will be withheld and not paid to the Director until his/her investment level has been increased to meet the required target investment level of the most recent measurement date.

      Pursuant to the Policy, until the required ownership levels are met, it is expected that any exercise of outstanding options to purchase common shares will be used to increase the individual's required target investment level in common shares of the Company.

      All trades (purchases and sales) of common shares of the Company by the Directors, the CEO and the Executives must be made in strict adherence with the Company's Insider Trading Guidelines and relevant securities laws.

1991 Stock Option Plan for Key Employees and Non-Employee Directors

      The Option Plan provides for the granting of non-transferable options to purchase common shares to certain key employees and non-employee directors of the Company and its subsidiaries as determined from time to time by the Compensation and Human Resources Development Committee (the "Compensation Committee") administering the Option Plan. The Option Plan was approved by the Shareholders at the 1991 Annual and Special Meeting of Shareholders and certain amendments were approved by the Shareholders at the 1993, 1995, and 1998 Annual and Special Meetings of Shareholders. Further amendments were made to the Option Plan by the directors on May 9, 2001 and approved by the Shareholders at the December 7, 2001 Special Meeting of Shareholders.

      The price at which common shares may be purchased upon exercise of an option shall be determined by the Board, and shall not be less than the average of the market price (as defined in the

Option Plan) of the common shares on the Toronto Stock Exchange for the five trading-day period immediately preceding the date of grant.

      The Option Plan provides that, in the event of the death or permanent disability of an optionholder, the vesting period of any options unexercised at the date of death or permanent disability will be accelerated so that the optionholder's legal personal representative will be permitted to purchase and take delivery of, (i) in the case where the optionholder shall have been in the employment of the Company or any subsidiary for at least five years prior to the date of such employee's death or permanent disability, 50% of all common shares under option and not purchased or delivered at the date of death or permanent disability, and (ii) in the case where the optionholder shall have been in the employment of the Company or any subsidiary for at least ten years prior to the date of such employee's death or permanent disability, all common shares under option and not purchased or delivered at the date of death or permanent disability, in each such case during the one-year period following such optionholder's death or permanent disability (but in no event after the expiration date of such options).

      The Option Plan also provides that, in the event of the termination of an employee's employment for any reason other than cause or death or permanent disability, the employee's options may be exercised, to the extent the options are exercisable as of the termination date, within 90 days following the date the employee's employment is terminated (but in no event after the expiration date of such options); provided, however, that the Board of Directors of the Company may, in its discretion, amend the terms of any option to permit the employee to exercise such options as if such employee's employment had not been terminated, for up to a maximum of three years following the date of termination of the employee's employment (but in no event after the expiration date of such options). In the event the employee's employment has been terminated for cause, the employee's options shall be immediately cancelled.

      The Option Plan further provides that, in the event of a change of control (whether in fact or in law) of the Company which results in a non-employee director being replaced, the vesting period shall be waived with respect to the options then held by such non-employee director in order to permit the full exercise of all outstanding options then held by such person. In the event that the non-employee director ceases to act as a director of the Company, all options held by such director, which are then exercisable, may be exercised within 180 days following the announcement of the quarterly results next following the date of resignation of such person (but in no event after the expiration date of such options). The Option Plan also provides that the Compensation Committee may determine that any option granted under the Option Plan shall include provisions which accelerate the date on which an option shall become exercisable upon the happening of such events as the Compensation Committee may determine and as permitted in the Option Plan.

      On January 11, 2000, the Board of Directors of the Company decided that all unvested stock options held by each director, the President and Chief Executive Officer, the then five Senior Vice Presidents which included the CFO and any other executives of the Company as may be designated by the Board of Directors from time to time would be accelerated and become fully vested and immediately exercisable in the event of (i) the making by any person of a take-over bid (as defined in the Securities Act (Ontario)) for the common shares of the Company, or (ii) a change of control (whether in fact or in law and as more fully defined in such Board resolution) of the Company. By further action of the Board of Directors, this resolution now applies to each director and eleven designated executives including the President and Chief Executive Officer and the Chief Financial Officer.

      On May 9, 2001 the Board of Directors amended the Option Plan, as later approved by the Shareholders on December 7, 2001, to provide that all future options granted under the Option Plan must be exercised within a maximum of six years (as opposed to the 10-year period prior to such amendment) following the date of grant or within such other shorter time or times as may be determined by the Compensation Committee at the time of grant. Since 1998, all options granted have had a six-year term. In the case of options granted to employees of the Company, other than executive officers and non-employee directors and first-time option grants to new employees, the terms of the Option Plan provide for staggered equal monthly vesting at a rate of 2.08% per month over a period of four years commencing on the date of grant of the options, or at such other time or times as may be determined by the Compensation Committee at the time of grant. In the case of first-time option grants to new employees, up to twenty-five percent of the common shares in respect of each option may be purchased after one year from the date of grant and 2.08% per month for each month thereafter during a three-year period, or at such other time or times as may be determined by the Compensation Committee at the time of grant. In the case of executive officers and non-employee directors, up to twenty-five percent of the common shares in respect of each option may be purchased after one year from the date of grant, up to fifty percent after two years from the date of grant, up to seventy-five percent after three years from the date of grant and up to one hundred percent after four years from the date of grant or at such other time or times as may be determined by the Compensation Committee at the time of grant.

      Also, on May 9, 2001, the Board of Directors amended the Option Plan, as later approved by the Shareholders on December 7, 2001, to increase the maximum number of common shares that may be issued under the Option Plan from 16,000,000 common shares to 20,227,033 common shares, which represents 15.9% of the outstanding common shares as of June 1, 2007. As 5,037,033 common shares had been issued upon exercise of options up to October 19, 2001, this amendment increased the number of common shares issuable under outstanding options and options available for grant, each as of October 19, 2001, to 15,190,000, which represented 12% of the then outstanding common shares. The Option Plan was also amended to provide that the maximum number of common shares in respect of which options may be granted under the Option Plan to non-employee directors during any fiscal year of the Company would be 20,000 common shares per director. As at June 1, 2007, the number of common shares issuable under outstanding options and options available for grant was 14,462,313, which represented 11% of the then outstanding common shares. Also as at June 1, 2007, a total of 10,098,379 options were outstanding, which represented 7.9% of the then outstanding common shares.

      Additional amendments to the Option Plan are being proposed for approval at the Meeting, which amendments are described below under "Amendments to the 1991 Stock Option Plan for Key Employees and Non-Employee Directors".

      The following table sets forth the details regarding options granted to the Named Executive Officers under the Option Plan during Fiscal 2007.

                        Option Grants During Fiscal 2007

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                 Market Value
                                                                    % of Total                   of Securities
                                                                      Options                     Underlying
                                                    Securities      Granted to     Exercise       Options on
                                                       Under         Employees      or Base        the Date
                                                      Options        in Fiscal      Price(1)      of Grant(1)
     Name                                            Granted (#)        2007      ($/Security)   ($/Security)        Expiration Date
------------------------------------------------------------------------------------------------------------------------------------
Kirk K. Mandy                                         450,000          16.5%          $2.11          $2.11          February 6, 2013
Scott Milligan                                        125,000           4.6%          $2.11          $2.11          February 6, 2013
Donald McIntyre                                       125,000           4.5%          $2.11          $2.11          February 6, 2013
Anthony A.P. Gallagher                                125,000           4.6%          $2.11          $2.11          February 6, 2013
Stephen Swift                                         125,000           4.6%          $2.11          $2.11          February 6, 2013
------------------------------------------------------------------------------------------------------------------------------------

(1) In accordance with the terms of the Option Plan, the exercise price of an option is determined by averaging the closing share prices on the Toronto Stock Exchange on the five trading days prior to the date of the grant. Market Value is the closing share price on the Toronto Stock Exchange on the date of grant. Canadian dollar values are converted to United States dollars using the closing foreign exchange rate of the Bank of Canada on the date of each grant. See "Report on Executive Compensation - Long Term Incentive" for an explanation of the Company's new option granting practice.

      The following table summarizes, for each of the Named Executive Officers, the aggregated options exercised during Fiscal 2007 and option values at March 30, 2007.

                 Aggregated Options Exercised During Fiscal 2007
                        and Fiscal Year-End Option Values

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                            Value of Unexercised
                                                 Securities                  Unexercised Options            In-the-Money Options
                                                  Acquired   Aggregate       at March 30, 2007(1)           at March 30, 2007(2)
                                                     On        Value                 (#)                             ($)
                                                  Exercise    Realized    ----------------------------    --------------------------
      Name                                           (#)        ($)       Exercisable    Unexercisable    Exercisable  Unexercisable
------------------------------------------------------------------------------------------------------------------------------------
Kirk K. Mandy                                         --         --         597,500        1.212,500        53,915         53,915
Scott Milligan                                        --         --         201,250          258,750         4,504          4,504
Donald McIntyre                                       --         --         236,250          303,750        15,157         36,463
Anthony A.P. Gallagher                                --         --         271,250          258,750         9,599          9,599
Stephen Swift                                         --         --         263,250          258,750         9,599          9,599
------------------------------------------------------------------------------------------------------------------------------------

(1) See "1991 Stock Option Plan for Key Employees and Non-Employee Directors" for details on vesting periods.

(2) Calculated using a price per share of $2.07 (the closing price of the common shares on the TSX on March 30, 2007 of Cdn$2.39 converted into United States dollars using the Bank of Canada closing exchange rate of $0.8661).

REPORT ON EXECUTIVE COMPENSATION

Composition of the Compensation Committee

      The Compensation and Human Resources and Development Committee ("Compensation Committee") is comprised of three independent members of the Board of Directors: Jules M. Meunier, the Chairperson of the Committee, Andre Borrel and Dennis Roberson.

      It is the responsibility of the Compensation Committee to recommend to the Board of Directors compensation policies and levels, compensation plans, stock option/purchase plans, benefit plans and pension plans and CEO and senior management goals and performance objectives and assess their performance against these objectives at each fiscal year end. The Compensation Committee is also responsible for reviewing succession plans developed by management that sustain the long-term viability of the Company.

General Principles of Executive Compensation

      Compensation of executive officers, including the Named Executive Officers, is determined by the Compensation Committee and, upon the
recommendation  of  the  Compensation  Committee,   approved  by  the  Board  of
Directors.

      The Company's executive compensation policies and programs are designed to enable the Company to increase its profitability and shareholder value, and attract and retain those key individuals who can realize and ensure the short-term and long-term success of the Company. As such, the policies and programs link rewards to individual contribution, Company success and shareholder financial interests.

      The Company's executive compensation program, on a total compensation basis, aims to be competitive with other companies who are competing in similar geographical regions for the same qualified executive talent as the Company. Executive positions are benchmarked against those of applicable external comparator groups through the use of third party international compensation consultant services. The prime comparator group is one of similar semiconductor and high-technology companies, with complementary comparator groups of other companies used where appropriate.

      Accordingly, in Fiscal 2006, the Compensation Committee engaged the Hay Group Consultants (Toronto) to review against a comparator group of semiconductor companies the compensation of directors and executives as well as option grants to directors, executives and employees. In addition, the Hay Group was retained to assist management in the design and operation of a 360(degree) evaluation process for executives.

      The total compensation program for executive officers is comprised of three components: base salary, an annual incentive and a long-term incentive.

Base Salary

      Base salary recommendations are determined based on market data for positions of similar responsibilities and complexity in the comparator groups, on internal equity comparisons and on the individual's ability, experience and contribution level. Base salaries for the executive group overall are reviewed on an annual basis. Those for individual executive positions may also be reviewed outside of the regular cycle so as to take into consideration market pressures.

      Only two executives received salary increases during Fiscal 2007: Warner Andrews, Vice-President, whose salary increased from $200,000 to $235,000; and Stan Swirhun, Senior Vice-President, whose salary increased from $225,000 to $275,000. In Fiscal 2006 there were two executive salary increases: Jeff Crocker, Senior Vice President whose salary increased from $203,000 to $235,000; and Peter Burke, Senior Vice President whose salary increased from $211,000 to $225,000. There were no other salary increases for the executive group in Fiscal 2005, Fiscal 2006 or Fiscal 2007.

Annual Incentive Compensation Arrangements

      The Company's annual incentive plans are intended to focus and reward executives on the achievement of current year financial targets, key Company and/or business unit objectives and some strategic individual performance objectives. While the financial targets serve to focus on results of current year profitability, the key Company, business and individual objectives focus on activities designed to improve financial results and increase profitability in a two to three-year time frame. Financial threshold targets are approved by the Board of Directors at the commencement of the fiscal year and are required to be met for payments to be made according to plan criteria.

      As the Company threshold financial performance was achieved for Fiscal 2007 and Fiscal 2006, there were bonus awards to executives based on the assessment by the Compensation Committee and the Board of the individual performances of the executives against specific objectives. Incentive payments were not made to the Company's current executive management team in Fiscal 2005.

      For Fiscal 2007, the Company's target performance threshold under its annual bonus plan was EPS of $0.08, calculated in accordance with GAAP. The Company achieved EPS of $0.11 after accrual of all bonus amounts; however, this result included $0.03 attributable to the sale of the Company's packet switching business. The resulting EPS of $0.08 compares to a net loss from continuing operations of $(0.01) in Fiscal 2006 and $(0.12) in Fiscal 2005. Accordingly, bonuses were paid to executives and participating employees based on achieving $0.08 EPS only, in accordance with the Company performance, product group performance and individual and team objectives.

      The target incentive levels of the executive group are reviewed at the same time as the base salaries. The target and actual total cash compensation (salaries plus annual incentives) of the Company's executive group are currently competitive with those of the applicable comparator group. The comparator group for short term incentives is primarily semiconductor businesses.

Long-Term Incentive

      Options  to  purchase  common  shares are  granted to the Named  Executive
Officers and other key employees to sustain commitment to long-term profitability and maximize shareholder value over the long term. Under the terms and conditions of the Option Plan, participants are granted options which are exercisable for periods of time determined by the Compensation Committee to a maximum of six years following the date of grant at an exercise price equal to the average market price of the Company's common shares on the Toronto Stock Exchange during the five trading-day period immediately preceding the date of grant. See "Executive Compensation - 1991 Stock Option Plan for Key Employees and Non-Employee Directors".

      Beginning in Fiscal 2007, the Company established a new option granting practice. General grants of options will be made by the Company on the eighth business day following the date of release of the Company's Q3 financial results. Accordingly, the Plan's pricing formula of the five previous trading days' average used to determine the exercise price of the options will commence after the second clear business day following the release of quarterly results, so that the price will reflect the market share price after the markets have had two days to react to the most recent release of financial information. This is consistent with the Company's Insider Trading Guidelines.

      The Company and Board of Directors believe that stock options provide strong links between executive and key employee rewards, shareholder interests and Company success. Stock option grants to executives and to other top contributors and critical skilled individuals are generally made on an annual basis. The size of grant for the executive group is determined based on the available option pool, the levels and values of options provided by companies in the external comparator group(s), and the number of options required for motivating and retaining the executives and other top contributors and critical skilled employees. During Fiscal 2007, the Company granted options to purchase up to 2,730,000 common shares to 103 employees and seven non employee directors of the Company at an average exercise price of $2.16 per share; of this total grant, 140,000 were granted to directors, 1,585,000 to executive officers and 1,005,000 to key employees. As options to purchase 1,183,148 common shares were forfeited in Fiscal 2007 due to the termination of employment of certain employees and expiry of options in the normal course, the net number of options granted during the year was 1.2% of the total number of outstanding common shares on March 30, 2007. On March 30, 2007, the number of outstanding options to purchase common shares was 8.05% of outstanding common shares on such date. The comparator group for long-term incentives is primarily semiconductor businesses.

Compensation of the President and Chief Executive Officer

      In February 2005, Kirk K. Mandy was appointed President and Chief Executive Officer of the Company. Mr. Mandy's compensation was determined by the Compensation Committee and, upon the recommendation of the Compensation Committee, approved by the Board of Directors.

      The base salary and long-term incentive components of Mr. Mandy's compensation are determined in accordance with the policies applying to all executive officers of the Company. Mr. Mandy's current base salary is $484,333. Mr. Mandy's annual base salary is determined in Canadian dollars and set at CDN$550,000.

      Mr. Mandy's annual discretionary incentive payment is determined, at each fiscal year end, based on the Compensation Committee's assessment of Mr. Mandy's performance, particularly in improving the Company's financial condition and long term prospects. In Fiscal 2007, the Company achieved $0.11 EPS; however, this result included $0.03 attributable to the sale of the Company's packet switching business and, hence, financial performance was achieved at $0.08 EPS, as determined in accordance with GAAP. It also continued to invest strongly in R&D programs to increase the number of new products in order to fuel an acceleration of growth of Company revenue from new products. See "Employment Agreements - Kirk K. Mandy". As the Company achieved target financial performance on an operating basis for Fiscal 2007, the Compensation Committee and Board assessed Mr. Mandy's specific achievements during the year and awarded him an incentive payment at target of $292,000.

      The Compensation Committee of the Board of Directors, whose names are set out below, has approved the issue of this Report on Executive Compensation and its inclusion in this Circular.

Jules M. Meunier
Andre Borrel
Dennis Roberson

June 8, 2007

PERFORMANCE GRAPH

      The following graph compares the cumulative total shareholder return on CDN$100 invested in common shares of the Company with the cumulative total return of the Toronto Stock Exchange 300 Stock Index for the five most recently completed fiscal years, assuming reinvestment of all dividends.

[The following information was depicted as a line chart in the printed material]


                  TSX Composite Index               ZL
                  -------------------              ----
March 29, 2002            $100     base year       $100
March 28, 2003             $80                      $35
March 26, 2004            $108                      $33
March 25, 2005            $121                      $13
March 31, 2006            $154                      $22
March 30, 2007            $168                      $16

EMPLOYMENT AGREEMENTS

      The Company entered into employment agreements with the CEO, the CFO and other Named Executive Officers on the terms and conditions described below.

KIRK K. MANDY

      Effective January 26, 2005, the Company entered into an employment agreement with Mr. Kirk K. Mandy with respect to his employment as interim President and Chief Executive Officer and, effective February 16, 2005, as full time President and Chief Executive Officer. This employment agreement was revised on May 24, 2007.

      Pursuant to the agreement, Mr. Mandy is entitled to receive an annual base salary in the amount of $484,333. Mr. Mandy's annual base salary is determined in Canadian dollars and set at CDN$550,000. He is also eligible to receive an annual incentive payment, beginning in Fiscal 2006, equal to 60% of his annual base salary or, at exceptional performance, 90% of his annual base salary, conditional upon the Board of Directors' assessment of the successful achievement by Mr. Mandy of specific target objectives in each fiscal year. The incentive payment objectives for each fiscal year are reviewed and finalized with the Compensation Committee and the Board of Directors of the Company within 60 days following the commencement of each fiscal year. Mr. Mandy's objectives for Fiscal 2008 are as follows:

      1.    Meet or exceed the Company's Fiscal 2008 earnings targets;

      2. Improve the Company's quality of earnings through continued focus on cost containment and margin expansion; and

      3.    Execute  the  Company's   strategic  plan,  deriving  an  increasing
            proportion of revenue from new product programs, while growing overall revenue.

      Mr. Mandy is also entitled to customary benefits and received options to purchase 850,000 (100,000 for interim role and 750,000 for full time role) common shares at exercise prices determined as follows: 100,000 options may be exercised at the market price (as defined in the Option Plan) of CDN$2.12 in effect on February 3, 2005 and 750,000 options at the market price of CDN$2.26 in effect on February 24, 2005. The options provide for equal annual vesting over a period of four years commencing one year following their date of grant, and are otherwise governed by the terms and conditions of the Option Plan. Note:
Canadian dollar amounts have been converted to United States dollars using the closing foreign exchange rate provided by the Bank of Canada on the date of grant.

      Mr. Mandy's employment agreement provides further that, in the event that the Company terminates his employment without legal grounds for which an employer is entitled to dismiss an employee without notice or compensation in lieu of notice, he will be entitled to the following termination package: (i) a lump sum payment equal to two times his annual base salary, (ii) a lump sum payment in lieu of incentive payment equal to two times his target annual bonus,
(iii) a payment of two years' regular annual contributions to an executive pension plan and (iv) continued group life and health benefits coverage until the earlier of two years following the date of termination or 30 days after he secures substantially similar replacement coverage through re-employment. In addition, Mr. Mandy will have a period of six months following the date of termination to exercise all stock options that will have vested up to the end of such exercise period.

SCOTT MILLIGAN

      On May 12, 2003, the Company entered into an employment agreement with Mr. Scott Milligan with respect to his employment as Senior Vice President, Finance and Chief Financial Officer. This employment agreement was revised on May 24, 2007.

      Pursuant to the agreement, Mr. Milligan is entitled to receive an annual base salary in the amount of $295,003. Mr. Milligan's base salary is determined in Canadian dollars and has been set at CDN$335,000 since Fiscal 2004. The change in the U.S. dollar equivalent of Mr. Milligan's base salary is due solely to foreign exchange fluctuations. He is also eligible to receive an annual incentive payment, conditional upon the successful achievement by Mr. Milligan of specific target objectives in each fiscal year, as follows: (i) if the objectives are achieved in full, the annual incentive payment will be equal to 50% of the annual base salary, and (ii) if the financial component of the objectives is exceeded, Mr. Milligan may earn up to 150% of his target incentive payment. The incentive payment objectives for each fiscal year are reviewed and finalized with the Board of Directors of the Company within 45 days following the commencement of each fiscal year. Mr. Milligan is also entitled to customary benefits and received an initial grant of options to purchase 50,000 common shares pursuant to the Option Plan. The options provide for equal annual vesting over a period of four years commencing one year following their date of grant, and are otherwise governed by the terms and conditions of the Option Plan.

      Mr. Milligan's employment agreement provides further that, in the event that the Company terminates his employment without legal grounds for which an employer is entitled to dismiss an employee without notice or compensation in lieu of notice, he will be entitled to the following termination package: (i) a lump sum payment equal to two times his then current annual base salary, (ii) a lump sum payment in lieu of incentive payment equal to two times his target annual incentive payment, (iii) a payment of two years' regular annual contributions to an executive pension plan, and (iv) continued group life and health benefits coverage until the earlier of one year following the date of termination or 30 days after he secures substantially similar replacement coverage through re-employment. In addition, Mr. Milligan will have a period of six months following the date of termination to exercise all stock options that vested up to the end of such exercise period.

DONALD MCINTYRE

      Mr. McIntyre was engaged by the Company, then known as Mitel Corporation, in March 1987 as Vice President, General Counsel and Secretary. His current position is Senior Vice President, Human Resources, General Counsel and
Secretary of the Company. Pursuant to his current employment agreement, Mr. McIntyre is entitled to receive an annual base salary of $295,003. His base salary is determined in Canadian dollars and has been set at CDN$335,000 since Fiscal 2004. The change in the U.S. dollar equivalent of Mr. McIntyre's base salary is due solely to foreign exchange fluctuations. Mr. McIntyre is also eligible to receive an annual incentive payment, conditional upon the successful achievement by Mr. McIntyre of specific target objectives in each fiscal year as follows: (i) if the objectives are achieved in full, the annual incentive payment will be equal to 50% of his annual base salary and (ii) if the financial component of the objectives is exceeded, Mr. McIntyre may earn up to 150% of his target incentive payment. The incentive payment objectives for each fiscal year are reviewed and finalized with the Board of Directors of the Company within 45 days following the commencement of each fiscal year.

      On January 12, 2000, the Board of Directors approved an executive termination agreement for Mr. McIntyre to be effective from that date. The agreement provides that in the event that the Company terminates Mr. McIntyre's employment without legal grounds for which an employer is entitled to dismiss an employee without notice or compensation in lieu of notice, he will be entitled to the following termination package: (i) a lump sum payment equal to two times his then current annual base salary and annual target incentive payment, (ii) a payment of two years' regular annual contributions to an executive pension plan and (iii) continued group life and health benefits coverage during such two-year period. In addition, Mr. McIntyre will have a period of six months following the date of termination to exercise all stock options that will have vested up to the end of such exercise period

ANTHONY A. P. GALLAGHER

      Anthony Gallagher was employed by GEC Plessey Semiconductor from 1992 until 1998, at which time the Company acquired the assets of GEC Plessey Semiconductor and Mr. Gallagher became an employee of the Company. Mr. Gallagher's initial employment agreement with GEC Plessey Semiconductors was entered into on May 26, 1992, and subsequently amended by agreements with the Company dated April 7, 1999, April 20, 2000, April 18, 2002 and February 2, 2006, respectively.

      Pursuant to the current agreement, Mr. Gallagher is employed as Senior Vice President, Operations, and is entitled to receive an annual base salary of $303,539. Mr. Gallagher's base salary is 160,000 pounds sterling and has not changed since April 1, 2002. The change in the US dollar equivalent of Mr. Gallagher's base salary is due solely to foreign exchange fluctuations since April 1, 2002. He is also eligible to receive an annual incentive payment, conditional upon the successful achievement by Mr. Gallagher of specific target objectives in each fiscal year, as follows: (i) if the objectives are achieved in full, the annual incentive payment will be equal to 50% of his annual base salary, and (ii) if the financial component of the objectives is exceeded, Mr. Gallagher may earn up to 150% of his target incentive payment. The incentive payment objectives for each fiscal year are reviewed and finalized with the Board of Directors of the Company within 45 days following the commencement of each fiscal year. Mr. Gallagher is also entitled to customary benefits.

      Mr. Gallagher's employment agreement further provides that, in the event that the Company terminates his employment without legal grounds for which an employer is entitled to dismiss an employee without notice or compensation in lieu of notice, he will be entitled to the following termination package: (i) a lump sum payment equal to one times his then current annual base salary, (ii) a lump sum payment in lieu of incentive payment equal to one times his average earned incentive payment over the previous three years or such shorter period if the period of employment is shorter than three years, and (iii) continued health benefits coverage until the earlier of one year following the termination of his employment or 30 days after having secured a similar replacement coverage through re-employment. In addition, Mr. Gallagher will have a period of six months following the date of termination to exercise all stock options that vested up to the end of such exercise period.

STEPHEN J. SWIFT

      Mr. Swift has been an employee of Zarlink since 1999. His current position is Senior Vice-President and General Manager Ultra Low Power Communications Division. Effective February 2, 2006, the Company and Mr. Swift entered into an amended employment agreement.

      Pursuant to the agreement, Mr. Swift is entitled to receive an annual base salary in the amount of US$250,000. He is also eligible to receive an annual incentive payment, conditional upon the successful achievement by Mr. Swift of specific target objectives in each fiscal year, as follows: (i) if the objectives are achieved in full, the annual incentive payment will be equal to 50% of his annual base salary, and (ii) if the financial component of the objectives is exceeded, Mr. Swift may earn up to 150% of his target incentive payment. The incentive payment objectives for each fiscal year are reviewed and finalized with the Board of Directors of the Company within 45 days following the commencement of each fiscal year. Mr. Swift is also entitled to customary benefits.

      Mr. Swift's employment agreement provides further that, in the event that the Company terminates his employment without legal grounds for which an employer is entitled to dismiss an employee without notice or compensation in lieu of notice, he will be entitled to the following termination package: (i) a lump sum payment equal to one times his then current annual base salary, (ii) a lump sum payment in lieu of incentive payment equal to one times his average earned incentive payment over the previous three years or such shorter period if the period of employment is shorter than three years, and (iii) an amount equivalent to the Company's one-year cost of his current life, health and dental insurance coverage. In addition, Mr. Swift will have a period of six months following the date of termination to exercise all stock options that vested up to the end of such exercise period.

EQUITY COMPENSATION PLAN INFORMATION

      The following table provides information as of March 30, 2007 about the common shares of the Company that may be issued upon exercise of options, warrants and rights under all of the Company's equity compensation plans.

-----------------------------------------------------------------------------------------------------------


                                       Number of securities to be issued  Weighted-average exercise price
                                        upon exercise of outstanding     of outstanding options, warrants
         Plan Category                   options, warrants and rights                and rights
-----------------------------------------------------------------------------------------------------------
Equity compensation plans approved               10,255,877                           $3.47
by securityholders

Equity compensation plans not                       N/A                                N/A
approved by securityholders

Total                                            10,255,877                           $3.47
-----------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------
                                        Number of securities remaining
                                        available for future issuance
                                        under equity compensation plans
                                        (excluding securities reflected
         Plan Category                         in the first column)
--------------------------------------------------------------------------

Equity compensation plans approved                 4,208,935
by securityholders

Equity compensation plans not                         N/A
approved by securityholders

Total                                              4,208,935
--------------------------------------------------------------------------

COMPENSATION OF NON-EMPLOYEE DIRECTORS

      During the fiscal year ended March 30, 2007, each director who was not a salaried officer of the Company or its subsidiaries received an annual stipend of $8,807 and a director's fee of $1,761 for each meeting of the Board of Directors or any Committee thereof attended in person and for each day spent on the affairs of the Company or $1,101 for each telephone meeting of the Board of Directors and was reimbursed for his expenses. In addition, the Chairperson of each Committee of the Board of Directors received an annual fee of $5,284, with the exception of the Chairperson of the Audit Committee who received an annual fee of $13,209. The Company pays the Chairperson of the Board of Directors, when such person is not an employee of the Company, an annual stipend of $88,061 (inclusive of Board and Committee meeting fees) and a per diem of $2,201 for attendance to Company business to an annual maximum of $44,030.

      The compensation of non-employee directors is fixed in Canadian dollars. Changes in compensation for non-employee directors from Fiscal 2006 to Fiscal 2007 were due solely to foreign exchange fluctuations. See note 1 under "Executive Compensation - Summary Compensation Table" for details on the foreign exchange fluctuations.

      The following table summarizes the aggregate number of unexercised options held by non-employee directors at June 1, 2007.

                  Option Information for Non-Employee Directors

------------------------------------------------------------------------------------------------------------------------------------
                                                                                     Unexercised Options at June 1, 2007
                                                                       -------------------------------------------------------------
Date of Grant                                                          Exercise Price             Exercisable          Unexercisable
------------------------------------------------------------------------------------------------------------------------------------
February 6, 2002                                                         CDN $16.23                  60,000                 --
------------------------------------------------------------------------------------------------------------------------------------
July 13, 2002                                                            CDN $7.15                   20,000                 --
------------------------------------------------------------------------------------------------------------------------------------
February 6, 2003(1)                                                      CDN $5.10                   80,000                 --
------------------------------------------------------------------------------------------------------------------------------------
May 14, 2003(1)                                                          CDN $6.68                   20,000                 --
------------------------------------------------------------------------------------------------------------------------------------
January 29, 2004(1)                                                      USD $4.04                  100,000                 --
------------------------------------------------------------------------------------------------------------------------------------
November 26, 2004                                                        USD $2.25                   10,000               10,000
------------------------------------------------------------------------------------------------------------------------------------
February 24, 2005                                                        USD $1.83                   60,000               60,000
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                     Unexercised Options at June 1, 2007
                                                                       -------------------------------------------------------------
Date of Grant                                                          Exercise Price             Exercisable          Unexercisable
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
January 27, 2006                                                         USD $2.18                   35,000               85,000
------------------------------------------------------------------------------------------------------------------------------------
February 6, 2007                                                         USD $2.11                     --                120,000
------------------------------------------------------------------------------------------------------------------------------------
February 19, 2007                                                        USD $2.12                     --                 20,000
------------------------------------------------------------------------------------------------------------------------------------

(1) See "1991 Stock Option Plan for Key Employees and Non-Employee Directors" for details on vesting periods.

INDEBTEDNESS OF DIRECTORS, EXECUTIVE OFFICERS AND SENIOR OFFICERS

      As at May 30, 2007, no director, executive officer or senior officer of the Company, or any proposed nominee for election as a director of the Company, or any associate of any such director, officer or proposed nominee was indebted to the Company or any one of its subsidiaries in connection with the purchase of securities of the Company or its subsidiaries or otherwise.

DIRECTORS' AND OFFICERS' LIABILITY INSURANCE

      As at June 1, 2007, the Company had in force Directors' and Officers' Liability Insurance policies in the amount of $30,000,000 for the benefit of the directors and officers of the Company and its subsidiaries. The total amount of the premiums paid by the Company for the policies in effect for the fiscal year ended March 31, 2006 was $991,089. No portion of these premiums was paid by the directors and officers of the Company. The policies do not provide for a deductible for any loss in connection with a claim against a director or an officer. For claims brought against the Company, a deductible of $1,000,000 applies.

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

      The Board of Directors and the Company's management are committed to the highest standard of corporate governance, and the Company has had standards in place for many years. The Nominating and Corporate Governance Committee and the Board of Directors review the Company's governance standards periodically and at least annually and revise them when necessary to respond to changing regulatory requirements and evolving best practices. The Company's principal objective in directing and managing its business and affairs is to enhance shareholder value. The Company believes that effective corporate governance improves corporate performance and benefits all shareholders.

      The Canadian Securities Administrators ("CSA") published on April 15, 2005 National Policy 58-201 - Corporate Governance Guidelines and National Instrument 58-101 - Disclosure of Corporate Governance Practices which prescribe corporate governance guidelines (the "Governance Guidelines") and related detailed disclosure, which came into force on June 30, 2005. Previously, in March 2004, the CSA rules relating to audit committees and certification of financial disclosure came into force ("CSA Audit Committee Rules").

      The Board of Directors of the Company believes that the Company is fully compliant with the Governance Guidelines. The Company's corporate governance practices are compared with the Governance Guidelines in Schedule B hereto. As Zarlink complies with the NYSE Rules regarding the role and composition of the audit committee, the Company is exempt from compliance with the CSA Audit Committee Rules.

         As the Company's common shares are registered in the United States, Zarlink is subject to certain provisions of the United States Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley Act") and the rules and regulations ("SEC Rules") of the SEC. Moreover, as the Company's common shares are listed on the

New York Stock Exchange ("NYSE"), Zarlink is subject to certain NYSE corporate governance rules which became final in November 2004 ("NYSE Rules").

      Although there are certain differences between the corporate governance practices of Zarlink, which is a foreign private issuer under the SEC Rules, and those required of a domestic company under the NYSE Rules, we do not believe that any of these differences are significant. The differences in corporate governance practices are set forth in Schedule B hereto.

      The Governance Guidelines, which are not mandatory, define a director as independent if he or she has no direct or indirect material relationship with the Company. The Governance Guidelines recommend and the NYSE Rules require that a majority of the board must be "independent". Independence is defined under the Governance Guidelines and the NYSE Rules to mean the board has affirmatively determined that the director has no material relationship with the Company which could be reasonably expected to interfere with the exercise of a member's independent judgment. The Governance Guidelines and the NYSE Rules deem certain relationships to be indicative of non-independence. The NYSE Rules also require that all audit committee members meet additional independence standards, including not accepting, directly or indirectly, any consulting or other compensatory fee and not being an affiliate of the Company.

      The Board of Directors has reviewed the Governance Guidelines and NYSE Rules and has individually considered their respective interests in and relationships with the Company. As a consequence, the Board of Directors has determined that, on a rigorous application of these definitions, the Board is composed of seven "independent" directors out of eight board members. As the President and Chief Executive Officer of the Company, Kirk K. Mandy is not considered to be an "independent" director.

      The NYSE Rules require that all of audit committee members be independent and financially literate, as defined by such rules. The Company is also required, under the Sarbanes-Oxley Act and SEC Rules, to disclose whether it has an audit committee financial expert (within the meaning of such rules) serving on its audit committee. The Board of Directors has reviewed the independence of each member of the audit committee, as well as the education and experience of each member of the Audit Committee relevant to the performance of his duties on the Committee and has determined that all audit committee members are independent and financially literate and that Hubert T. Lacroix, Chairperson of the Audit Committee, and J. Spencer Lanthier, a member of the Audit Committee, are the audit committee financial experts.

      The Board of Directors has approved a detailed set of internal corporate governance policies including mandates for the Board of Directors and its committees and a Code of Ethics and Business Conduct. These policies are described in detail in Schedule B hereto and are available in their entirety at the Company's website at www.zarlink.com.

      The  Board  of  Directors   continues  to  monitor  changes  to  corporate
governance rules and best practices and to take appropriate action, including, as appropriate, the adoption of voluntary policies and procedures.

      A brief summary of the education and/or experience of each member of the Audit Committee that is relevant to the performance of his responsibilities as a member of the Committee is set out below.

AUDIT COMMITTEE MEMBERS

Education and Experience

      Mr. Hubert T. Lacroix has a BCL (1976) and a MBA (1981) from McGill University. He has also been a member of the Quebec Bar since 1977. From February 1, 2000 to May 2, 2003, he served as Executive Chairman of the Board of Telemedia Corporation as well as Executive Chairman of the Board of Directors of its affiliated companies. Mr. Lacroix is Chairman of the Board of SFK Pulp Fund and a member of its audit committee in addition to being a director and a member of the audit committee of Transcontinental Inc.

      Mr. Lacroix has acquired a good understanding of the accounting principles used to prepare financial statements, in general, resulting from his legal practice specializing in business law and the positions held with Telemedia Corporation as well as the experience acquired as a member of audit committees for several public and private corporations over a period of nearly 20 years. This experience allows him to understand the accounting principles used by the Company in preparing its financial statements and to evaluate, in general, the application of accounting principles as they relate to the accounting of the Company's estimates, accounts receivable, accounts payable and reserves.
Moreover, he has an excellent understanding of the procedures regarding the disclosure of financial information.

      Mr. Lanthier was the Chairman and Chief Executive Officer of KPMG Canada from 1993 to 1999 and Vice-Chairman from 1989 to 1993. He also served as a member of the KPMG International Executive Committee and Board. Mr. Lanthier was awarded his F.C.A. designation by the Institute of Chartered Accountants of Ontario in 1982 and served as a partner of KPMG Canada from 1972 until his retirement in 1999. He received the Award of Outstanding Merit from the Institute of Chartered Accountants of Ontario in 2001. Mr. Lanthier also serves as a director on the Board of Directors of several public companies.

      As a result of his accounting background and active practice as a certified public accountant for over 27 years, Mr. Lanthier has developed a high level of financial expertise. Mr. Lanthier has experience in preparing, auditing, analyzing or evaluating financial statements that present a certain breadth and level of complexity of accounting issues and has actively supervised persons engaged in performing similar functions.

      Mr. Meunier has served as President and CEO of Proquent Systems Inc. and President of Nortel's Wireless Network division. He is also a director and a member of the Audit Committee of Spectrum Signal Processing. In such capacities, Mr. Meunier has acquired accounting and related financial management expertise and general financial literacy. Mr. Meunier has also actively supervised persons engaged in preparing, auditing, analyzing or evaluating financial statements. Mr. Meunier holds a Bachelor of Science degree in Mathematics and Computer Science from the University of Ottawa.

REPORT OF THE AUDIT COMMITTEE

      The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including internal control systems. In fulfilling its oversight responsibilities, the Audit Committee reviews the audited financial statements contained in the Annual Report with management. This review involves a discussion of the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosure in the financial statements.

      The Audit Committee also reviews the audited financial statements with the independent auditors, who are responsible for expressing an opinion on the conformity of such financial statements with generally accepted accounting principles, their view as to the quality, and not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed by Statement on Auditing Standards No. 61, as amended (Communications with Audit Committees) and under generally accepted auditing standards. In addition, the Audit Committee discusses with the independent auditors, the auditors' independence from management and the Company, and such other matters contained in the written disclosure required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and considers the compatibility of non-audit services with the auditors' independence.

      The Audit Committee discusses the overall scope and plan for the annual audit with the Company's independent auditors. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

      The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax and other services performed by the independent auditor. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it.

      For a full description of the Audit Committee responsibilities, please review Schedule C, the Audit Committee Mandate attached to this Circular.

      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 20-F for the year ended March 30, 2007 for filing with the SEC and all other applicable regulatory authorities and the Board of Directors has approved such financial statements.

Hubert T. Lacroix
J. Spencer Lanthier
Jules Meunier

June 8, 2007

APPOINTMENT OF AUDITORS

      At the Meeting, the Shareholders will be called upon to appoint auditors to serve until the close of the next Annual Meeting of the Company.

      The Audit Committee conducted a review of the Company's audit requirements for the financial year 2008, and the fees associated with these audit services. As a result of such review, the Audit Committee determined to make a change and to recommend the appointment of Deloitte & Touche LLP ("Deloitte") as the Company's auditors for the financial year ending March 28, 2008.

      The Board approved the unanimous recommendation of the Audit Committee to appoint Deloitte because of their local industry expertise and their knowledge of the international industry and market in which the Company operates. At the meeting, or any adjournment thereof, Deloitte will be proposed for appointment as auditors of the Company for the financial year ending March 28, 2008.

      Attached to this Proxy Circular as Schedule D are copies of documents required by the regulatory authorities relating to the change of auditors, including a copy of the Notice of Change of Auditors. As indicated in the Notice of Change of Auditors, there have been no reportable events (including disagreements, unresolved issues and consultations) in connection with the audits of the Company's financial statements by its auditors, Ernst & Young LLP for the two most recently completed financial years as at the date of the Notice of Change of Auditors, being the reports for the financial years ended March 30, 2007 and March 31, 2006.

      The Board of Directors of the Company recommends that the Shareholders vote FOR the appointment of Deloitte as auditors of the Company.

Audit and Other Fees

      For Fiscal 2007 and Fiscal 2006, Ernst & Young LLP billed $948,000 and $905,000, respectively, as detailed below:

   Ernst & Young LLP                                 Fiscal 2007     Fiscal 2006
--------------------------------------------------------------------------------
Audit services(1)                                     $750,000        $700,000
Audit related services(2)                              $13,000         $18,000
Tax services(3)                                       $185,000        $187,000
Non-audit services                                         nil             nil
                                                     ---------------------------
Total                                                 $948,000        $905,000

(1) These fees included fees for the audit of the consolidated financial statements and other services performed such as statutory audits and quarterly reviews.

(2) These fees included fees for the Canadian Public Accountability Board in Fiscal 2007.

(3) These fees generally included fees for assistance with corporate tax compliance as well as income tax compliance and other assistance to expatriates.

      Based on a review of these services and of the fees billed by Ernst & Young LLP therefore, the Audit Committee has concluded that Ernst & Young LLP is independent with respect to the Company.

      Representatives of the firm of Ernst & Young LLP are expected to be present at the Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

AMENDMENTS TO THE 1991 STOCK OPTION PLAN FOR KEY-EMPLOYEES AND NON-EMPLOYEE DIRECTORS

      In 2006, the TSX introduced new rules affecting the Option Plan. Pursuant to these new rules, the TSX now strongly advises that stock option plans have provisions that outline the type of amendments that require shareholder approval and those a company can make without shareholder approval. Before the TSX changed its rules, shareholder approval was required for a plan or option amendment if the TSX considered the amendment to be material. The objective of the new rules is to allow shareholders to determine the types of plan or option amendments that require shareholder approval before a company can make them. Under the new rules, if a plan does not have amendment procedures by June 30, 2007, then every amendment, even of a minor housekeeping nature, will require specific shareholder approval.

      At the Meeting, in accordance with the rules of the TSX, shareholders will be asked to consider and, if deemed advisable, to pass, with or without amendment, an ordinary resolution in the form set out in Schedule "A" to this Circular (the "Amendment to the Option Plan Resolution"); such ordinary resolution is one that is passed by a simple majority of the votes cast by shareholders of the Company at the Meeting. If the Amendment to the Option Plan Resolution is not passed, the proposed amendments to the Option Plan will not be adopted.

      The Board of Directors approved the amendments to the amending provisions of the Option Plan as well as other changes subject to TSX approval and under TSX rules, these amendments require shareholder approval. The form of the proposed amendments has been pre-cleared by the TSX.

      The amendments are consistent with those generally proposed by other TSX listed companies.

      The current amending procedures of the Option Plan provide that the Board of Directors may terminate or amend the plan at any time with the consent of the TSX. Security holder approval of termination or amendments to the Option Plan is not currently required by the terms of the plan other than (i) an amendment increasing the number of shares covered by the plan, (ii) any program of the Company permitting the exchange of an option for other options under the Option Plan and (iii) to the extent any amendment affects any stock options previously granted under the plan to employees, the consent of employees is required.

      The TSX now requires security based compensation plans to explicitly provide that shareholder approval is not required to implement any amendments, save and except for prescribed amendments related to (i) the maximum number of common shares reserved for issuance under the Plan (and under any other share compensation arrangements of the Company); (ii) a reduction in the exercise price for options held by insiders; (iii) an extension to the term of options held by insiders; and (iv) an increase in the 10% limits on grants to insiders set out in the plan.

      In other words, other than these four TSX prescribed items and the exchange of options for other options under the Option Plan, any other amendment can be made by the Board of Directors without shareholder approval. Such amendments may for example include, without limitation, amendments related to:
(i) the eligibility for, and limitations or conditions on, participation in the Option Plan; (ii) any terms relating to the grant or exercise of options, including, but not limited to, the terms relating to the amount and payment of the exercise price (other than a reduction in the price of an option (except in connection with an adjustment to the share capital in accordance with Section 5 of the Option Plan)), vesting, expiry, adjustment of options, or the addition or amendment of terms relating to the provision of financial assistance to employees or of any cashless exercise features; (iii) the Option Plan to permit the grant of deferred or restricted share units under the Option Plan or to add or amend any other provisions which result in employees receiving securities of the Company while no cash consideration is received by the Company; (iv) any change that is necessary or desirable to comply with applicable laws, rules or regulations of any governmental entity, agency, department or authority or any applicable stock exchange; (v) any correction or rectification of any ambiguity, defective provision, error or omission in the Option Plan or in any option; and
(vi) the terms relating to the administration of the Option Plan, provided such amendment described in (i) to (vi) above does not result in significant or unreasonable dilution in the Company's outstanding securities, or in any additional benefits to employees, particularly insiders, at the expense of the Company and its other shareholders.

      Institutional Shareholders Services, Inc. ("ISS") recommends that shareholder approval be required for certain amendments in addition to those proposed by the TSX. The Company therefore proposes that the amendment procedures in the Option Plan also include these additional changes that would require shareholder approval: (i) any amendment which would permit options to be transferable or assignable (other than for normal estate settlement purposes);
(ii) any reduction in exercise price or cancellation and reissue of options to any optionholder (i.e. not just insiders as recommended by the

TSX); (iii) any amendment that extends the term of options of any optionholder (i.e. not just insiders as recommended by the TSX); and (iv) any amendment to limits imposed on non-employee director participation.

      The Board of Directors has approved amendments to the Option Plan to comply with the TSX requirements and these ISS recommendations.

      The Option Plan currently provides that no participant in the plan may hold options to purchase more than 5% of the total number of common shares issued and outstanding from time to time. As part of the Company's good corporate governance practices, the Board of Directors has also approved an amendment to the Option Plan which provides that the maximum number of securities (i) issued to insiders of the Company within any one year period, and
(ii) issuable to insiders of the Company at any time, under the Option Plan and any other security-based compensation arrangement, may not exceed 10% of the Company's total issued and outstanding securities, respectively.

      The amendments approved by the Board of Directors of the Company are subject to the approval by a majority of the votes cast by holders of common shares at the Meeting.

      A copy of the amendments may be obtained on request from the Corporate Secretary of the Company at its head office, 400 March Road, Ottawa, Ontario, K2K 3H4.

      Unless otherwise specified by the shareholder, the persons named in the enclosed form of proxy intended to vote FOR the amendments to the 1991 Stock Option Plan for Key-Employees and Non-Employee Directors.

SHAREHOLDERS' PROPOSALS

      Proposals of holders of common shares intended to be presented at the next Annual Meeting must be received by the Company, c/o Donald G. McIntyre, Secretary, Zarlink Semiconductor Inc., 400 March Road, Ottawa, Ontario, Canada K2K 3H4, no later than March 7, 2008 for inclusion in the Company's Management Proxy Circular and Form of Proxy relating to that meeting. It is recommended that proposals be delivered to the Company by registered mail.

OTHER MATTERS

      The information contained herein is given as of the 1st day of June 2007. The management of the Company knows of no amendment of the matters referred to in the Notice of Annual Meeting of Shareholders. However, if any amendment, variation or other business should properly be brought before the Meeting, the accompanying Form of Proxy confers discretionary authority upon the persons named therein to vote upon any amendment or variation of the matters referred to in such notice or on such other business in accordance with their best judgment.

ADDITIONAL INFORMATION

      Financial information is provided in the Company's annual audited financial statements and any interim financial statements submitted subsequent to the filing of the most recent annual financial statements and the
Management's Discussion and Analysis ("MD&A") included in those statements. Copies of the Company's financial statements and related MD&A are available upon request from the Company's Corporate Secretary as well as on the Company's website. Additional information relating to the Company is also available on SEDAR at www.sedar.com.

DIRECTORS' APPROVAL

      The contents and sending of this Circular have been approved by the Board of Directors of the Company.

      Dated this 8th day of June 2007.

         /s/ Donald G. McIntyre
         Donald G. McIntyre
         Secretary
         Ottawa, Ontario, Canada

                                   SCHEDULE A

                          RESOLUTION OF SHAREHOLDERS OF
                           ZARLINK SEMICONDUCTOR INC.

WHEREAS it is appropriate to amend the 1991 Stock Option Plan for Key Employees and Non-employee Directors, as amended (the "Plan");

IT IS HEREBY RESOLVED:

THAT the Plan be amended to add the  following  new  section  immediately  after section 2:

"3.   Limits with Respect to Insiders.

(a) The maximum number of Common Shares issuable to insiders (as defined in the Securities Act (Ontario) and the rules of any applicable stock exchange) ("insiders" and each an "insider"), at any time, under this Plan and any other security based compensation arrangement of the Company is 10% of the number of Common Shares outstanding.

(b) The maximum number of Common Shares issued to insiders under this Plan and any other security based compensation arrangement of the Company, within any one-year period, is 10% of the number of Common Shares outstanding."

THAT current section 6 of the Plan be amended as follows:

"7. Variation of Grant, Amendment and Discontinuance.

The Board of Directors shall have the right to amend, modify or terminate this Plan or any option granted under this Plan at any time without notice; provided, however, that

(a) any such amendment or modification of this Plan which increases the total number of Common Shares which are to be offered under this Plan, as so amended or modified, shall be approved by the shareholders of the Company,

(b) any such amendment or modification of this Plan may not modify the rights of employees with respect to options granted under the Plan without their previous consent and any required regulatory approvals,

(c) any program implemented by the Company at any time and from time to time to provide for the exchange of any option granted under this Plan for other options under this Plan shall be approved by the shareholders of the Company,

(d) any reduction in the price at which Common Shares may be purchased under the Plan (except in connection with an adjustment to the share capital in accordance with Section 5 hereof) or any cancellation and reissuance of options shall be approved by the shareholders of the Company,

(e) an extension of the original expiry date of an option shall be approved by the shareholders of the Company,

(f) any increase of the maximum number of Common Shares issuable to insiders of the Company pursuant to the exercise of options under the Plan and any other security-based compensation arrangement of the Company shall be approved by the shareholders of the Company,

(g) any amendment to the maximum number of Common Shares in respect of which options may be granted to non-employee directors during any fiscal year of the Company shall be approved by shareholders of the Company,

(h) any amendment to the terms of this Plan which would permit options to be transferable or assignable (other than in the limited circumstances described in Section 4(m) hereof) shall be approved by shareholders of the Company, and

(i) any amendment or modification of this Plan will be subject to the prior approval of the Toronto Stock Exchange and any regulatory body requiring similar approval.

The Board of Directors of the Company shall have the full power and authority to approve any other amendments relating to the Plan or any option previously granted without further approval of the shareholders of the Company, including if such amendments relate to, among other things:

(a) any amendment to the eligibility for, and limitations or conditions on, participation in the Plan;

(b) any amendment to any terms relating to the grant or exercise of options, including, but not limited to, the terms relating to the amount and payment of the exercise price (other than a reduction in the price of an option (except in connection with an adjustment to the share capital in accordance with Section 5 hereof)), vesting, expiry, adjustment of options, or the addition or amendment of terms relating to the provision of financial assistance to employees or of any cashless exercise features;

(c) any amendment to the Plan to permit the grant of deferred or restricted share units under the Plan or to add or amend any other provisions which result in employees receiving securities of the Company while no cash consideration is received by the Company;

(d) any change that is necessary or desirable to comply with applicable laws, rules or regulations of any governmental entity, agency, department or authority or any applicable stock exchange;

(e) any correction or rectification of any ambiguity, defective provision, error or omission in the Plan or in any option; and

(f)   any amendment of the terms relating to the administration of the Plan,

provided such amendment does not result in significant or unreasonable dilution in the Company's outstanding securities, or in any additional benefits to employees, particularly insiders, at the expense of the Company and its other shareholders.";

THAT any officers or directors of the Company be authorized to take all such actions as are necessary or advisable and to sign all such useful documents in order to give effect to this resolution; and

THAT, notwithstanding the fact that the shareholders shall have approved this resolution, the directors of the Company are hereby authorized, without further notice, and without approval from the shareholders of the Company, not to implement any amendments to the Plan set out in this resolution.

                                   SCHEDULE B

                   STATEMENT OF CORPORATE GOVERNANCE PRACTICES

------------------------------------------------------------------------------------------
               Guidelines               Compliance           Description of Approach
------------------------------------------------------------------------------------------

1.   Board of Directors                    Yes

(a)  Disclose    the    identity    of              The Board of  Directors is composed of
     directors who are independent.                 eight   directors.    The   Governance
                                                    Guidelines   recommend  and  the  NYSE
Yes                                                 Rules  require  that a majority of the
                                                    board  must  be   "independent".   The
                                                    Governance    Guidelines    define   a
                                                    director as  independent  if he or she
                                                    has no material  relationship with the
                                                    Company. Independence is defined under
                                                    the Governance Guidelines and the NYSE
                                                    Rules   to   mean   the    board   has
                                                    affirmatively   determined   that  the
                                                    director has no material  relationship
                                                    with  the  Company.   The   Governance
                                                    Guidelines  and the  NYSE  Rules  deem
                                                    certain relationships to be indicative
                                                    of  non-independence.   The  Board  of
                                                    Directors  has  determined  that, on a
                                                    rigorous    application    of    these
                                                    definitions,   the   Board   would  be
                                                    composed   of   seven    "independent"
                                                    directors out of eight board  members,
                                                    namely Dr. Henry Simon,  Andre Borrel,
                                                    Dr. Adam Chowaniec, Hubert T. Lacroix,
                                                    J. Spencer Lanthier, Jules Meunier and
                                                    Dennis A. Roberson.

(b)  Disclose    the    identity    of              The Board of  Directors is composed of
     directors     who     are     not              only one  director out of eight who is
     independent,   and  describe  the              not independent.  As the President and
     basis for that determination.                  Chief   Executive   Officer   of   the
                                                    Company,   Kirk   K.   Mandy   is  not
                                                    considered  to  be  an   "independent"
                                                    director.

(c)  Disclose   whether   or   not   a              In   determining   whether  or  not  a
     majority  of  the  directors  are              director is independent,  as that term
     independent.                                   is   defined    in   the    Governance
                                                    Guidelines  and the  NYSE  Rules,  the
                                                    Board  considers  all  relevant  facts
                                                    applicable to a director. Based on the
                                                    foregoing   and  on  the   information
                                                    provided  by  directors  as  to  their
                                                    individual   circumstances  (see  this
                                                    Circular     under     "Election    of
                                                    Directors"),  the Board has determined
                                                    that seven of the eight Board  members
                                                    are independent. See Item 1(a) above.

(d)  Disclose  the names of  directors              This  information  is provided in each
     who are  directors  of any  other              director's biography under the heading
     reporting  issuer and the name of              "Election   of   Directors"   of  this
     the reporting issuer.                          Circular.

(e)  Disclose   whether   or  not  the              The  independent   directors  meet  at
     independent     directors    hold              regularly     scheduled     "executive
     regularly  scheduled  meetings at              sessions"  without   management.   The
     which  non-independent  directors              Chairperson  of the Board  chairs  the
     and members of management are not              executive  sessions;  however,  he may
     in attendance. If the independent              choose   to  defer   to  a   Committee
     directors   hold  such  meetings,              Chairperson when the subject matter of
     disclose  the number of  meetings              the meeting  falls  within the purview
     held since the  beginning  of the              of a Board Committee.  The independent
     issuer's most recently  completed              directors,  led by the  Chairperson of
     financial year.                                the Board,  determine  the  frequency,
                                                    length  and   agenda   for   executive
                                                    sessions.   An  executive  session  is
                                                    scheduled  immediately before or after
                                                    a  regular   Board  meeting  at  least
                                                    quarterly  each  year.  At least  four
                                                    executive

                                                    sessions  were held  during the course
                                                    of the last fiscal year.

(f)  Disclose whether or not the chair              The   Chairperson   of  the  Board  of
     of the  board  is an  independent              Directors,  Dr.  Henry  Simon,  is  an
     director.  If  the  board  has  a              independent  director and ensures that
     chair or lead  director who is an              the Board of  Directors  can  function
     independent  director,   disclose              independently   of   management.   The
     the  identity of the  independent              Chairperson's  primary  role  includes
     chair  or  lead   director,   and              ensuring  that  the  Board   functions
     describe  his  or  her  role  and              properly,    that   it    meets    its
     responsibilities.                              obligations and responsibilities, that
                                                    the Board  fulfills  its  Mandate  and
                                                    that its  organization  and mechanisms
                                                    are   in   place   and   are   working
                                                    effectively.     The     Chairperson's
                                                    responsibilities  are to  ensure  that
                                                    the Board meets on a regular basis and
                                                    at least quarterly without  management
                                                    present;   in  consultation  with  the
                                                    Chief Executive Officer,  to establish
                                                    a calendar for holding meetings of and
                                                    setting the  agendas for the  meetings
                                                    of the Board and the Shareholders;  to
                                                    coordinate the schedule of meetings of
                                                    the   Board    Committees   with   the
                                                    Chairpersons of the Board  Committees;
                                                    to act  as  liaison  and  to  maintain
                                                    communication  with all  directors and
                                                    Board   Committee    Chairpersons   to
                                                    optimize  and  co-ordinate  input from
                                                    directors,     and     to     optimize
                                                    effectiveness  of the  Board and Board
                                                    Committees;  to ensure  that the Board
                                                    receives  adequate and regular updates
                                                    from the President and Chief Executive
                                                    Officer on all issues important to the
                                                    welfare and future of the Company; and
                                                    to meet  periodically  with the  Chief
                                                    Executive Officer and the Secretary to
                                                    optimize  his liaison  function and to
                                                    ensure efficient communication between
                                                    management  and the  Board.  A copy of
                                                    the   role    description    for   the
                                                    Chairperson  of the Board can be found
                                                    on   the    Company's    website    at
                                                    www.zarlink.com.

(g)  Disclose the attendance record of              Each  director's  attendance  at Board
     each   director   for  all  board              meetings is disclosed in this Circular
     meetings held since the beginning              under   the   heading   "Election   of
     of the  most  recently  completed              Directors"    and   each    director's
     financial year.                                attendance  at  Committee  meetings is
                                                    disclosed under the heading  "Election
                                                    of Directors - Independence  and Board
                                                    Committees".
------------------------------------------------------------------------------------------
2.   Board Mandate                         Yes

     Disclose  the text of the board's              The mandate of the Board of  Directors
     written mandate.                               is reproduced under Schedule E to this
                                                    Circular  and can also be found on the
                                                    Company's website at www.zarlink.com.
------------------------------------------------------------------------------------------
3.   Position Descriptions                 Yes

(a)  Disclose whether or not the board              The   Board  has   developed   written
     has  developed  written  position              position    descriptions    for    the
     descriptions for the chair of the              Chairperson  of the  Board  (see  item
     board and the chair of each board              1(f)   above)  as  well  as  for  each
     committee.                                     Committee  Chair.  A copy of the  role
                                                    description for the Chairperson of the
                                                    Board and for the Committee Chairs can
                                                    be found on the  Company's  website at
                                                    www.zarlink.com.


(b)  Disclose whether or not the board              The  Board  has  developed  a  written
     and CEO have  developed a written              position  description  for  the  Chief
     position description for the CEO.              Executive   Officer   under  the  name
                                                    "Terms  of  Reference  for  the  Chief
                                                    Executive Officer" and can be found on
                                                    the      Company's      website     at
                                                    www.zarlink.com.
------------------------------------------------------------------------------------------
4.   Orientation     and    Continuing     Yes
     Education

(a)  Briefly  describe  what  measures              The Board of Directors  considers that
     the  board  takes to  orient  new              orienting  and educating new directors
     members regarding:                             is an  important  element of  ensuring
                                                    responsible corporate  governance.  In
     (i)  the role of the  board,  its              addition    to    having     extensive
          committees      and      its              discussions  with the  Chairperson  of
          directors, and                            the   Board  of   Directors   and  the
                                                    President and Chief Executive  Officer
     (ii) the nature and  operation of              with   respect  to  the  business  and
          the issuer's business.                    operations  of  the  Company,   a  new
                                                    director  receives  a record of public
                                                    and other  information  concerning the
                                                    Company  and prior  minutes  of recent
                                                    meetings of the Board of Directors and
                                                    applicable committees.  The details of
                                                    the  orientation  of each new director
                                                    are   tailored   to  that   director's
                                                    individual    needs   and   areas   of
                                                    interest.

(b)  Briefly  describe what  measures,              The Board of Directors is  responsible
     if  any,   the  board   takes  to              for  ensuring   that  an   appropriate
     provide continuing  education for              continuing  education  program is made
     its directors.                                 available     to    all     directors.
                                                    Educational presentations are provided
                                                    at the  Board  meetings  from  time to
                                                    time.   In  addition,   all  directors
                                                    receive   from  the  Chief   Executive
                                                    Officer regular  business  updates and
                                                    are provided  with a copy of all Chief
                                                    Executive  Officer  communications  to
                                                    employees.
------------------------------------------------------------------------------------------
5.   Ethical Business Conduct              Yes

(a)  Disclose whether or not the board              All   of   the   Company's   employees
     has  adopted a  written  code for              (including the senior  executives) are
     its   directors,   officers   and              subject   to  a  Code  of  Ethics  and
     employees.   If  the   board  has              Business  Conduct,  a copy of which is
     adopted a written code:                        available on the Company's  website at
                                                    www.zarlink.com.  The Chief  Executive
      (i) disclose  how a person or                 Officer,  the Chief Financial  Officer
          company may obtain a copy of              and the  Corporate  Controller  of the
          the code;                                 Company  must,  in addition,  meet the
                                                    standards  and   requirements  of  the
                                                    Supplementary   Code  of  Ethics   and
                                                    Business  Conduct,  which can be found
                                                    on   the    Company's    website    at
                                                    www.zarlink.com.

     (ii) describe   how   the   board              Two  direct   email  links  posted  on
          monitors compliance with its              Zarlink's   website   to   the   Audit
          code; and                                 Committee    Chairperson    and    the
                                                    Chairperson  of the Board of Directors
                                                    permit  employees and third parties to
                                                    communicate  directly  with the Board.
                                                    The  Audit  Committee  Chairperson  is
                                                    also  copied  directly  on  all ad hoc
                                                    incident  and monthly  reports sent to
                                                    the  Company  by  ReportLine,  a third
                                                    party  ethics  line  provider to which
                                                    employees   and  third   parties   may
                                                    complain or report.

     (iii) provide  a  cross-reference              The Board has not  granted  any waiver
          to   any   material   change              to its  Code of  Ethics  and  Business
          report   filed   since   the              Conduct.
          beginning  of  the  issuer's
          most   recently    completed
          financial year that pertains
          to any conduct of a director
          or  executive  officer  that
          constitutes a departure from
          the code.


(b)  Describe   any  other  steps  the              No material conflicts of interest were
     Board  takes to ensure  directors              declared  by a director  or an officer
     exercise  independent judgment in              in Fiscal 2007 except (i)  relating to
     considering    transactions   and              the  discussion and  determination  of
     agreements  in respect of which a              compensation  matters for the CEO, and
     director or executive officer has              (ii)  any   discussions   relating  to
     a material interest.                           ownership  of  10,000,000   shares  of
                                                    Mitel  Networks  Corporation  and  any
                                                    amendments  relating to put rights, as
                                                    the CEO is a  member  of the  Board of
                                                    directors     of    Mitel     Networks
                                                    Corporation.    When    there   is   a
                                                    declaration  of  material  conflict of
                                                    interest,  the  declarant  is asked to
                                                    immediately   leave   the   Board   or
                                                    Committee  meeting for the duration of
                                                    the discussion, and not participate in
                                                    any   decision,    relating   to   the
                                                    transaction or agreement in respect of
                                                    which   he  or  she  has  a   material
                                                    interest.

(c)  Describe   any  other  steps  the              The Board requires employees to review
     Board  takes  to  encourage   and              annually the Company's  Code of Ethics
     promote  a  culture   of  ethical              and  Business   Conduct  and  to  sign
     business conduct.                              acknowledgements  that  the  employees
                                                    have read and understood the Code. The
                                                    Board   also    requires   the   Chief
                                                    Executive Officer, the Chief Financial
                                                    Officer and the  Corporate  Controller
                                                    of the Company to review  annually the
                                                    Supplementary   Code  of  Ethics   and
                                                    Business    Conduct    and   sign   an
                                                    acknowledgement  that  they  have read
                                                    and understood the Supplementary Code.
                                                    The Board also  provides  direct email
                                                    links   to   the    Audit    Committee
                                                    Chairperson  and  Chairperson  of  the
                                                    Board of  Directors  and  provides  an
                                                    ethics  reporting  line  hosted  by  a
                                                    third party  provider,  ReportLine  to
                                                    ensure ease of communication  directly
                                                    to the  Board  of  employee  or  third
                                                    party  complaints or reports  relating
                                                    to ethical business conduct.
------------------------------------------------------------------------------------------
6.   Nomination of Directors               Yes

(a)  Describe the process by which the              The     Nominating    and    Corporate
     board  identifies  new candidates              Governance   Committee   reviews   and
     for board nomination.                          recommends   the  slate  of  directors
                                                    nominees to be proposed  annually  for
                                                    election    by    the    shareholders,
                                                    considering  the size of the  Board of
                                                    Directors  and  the  competencies  and
                                                    skills  of  proposed   nominees,   and
                                                    annually  reviews the  composition  of
                                                    the   Board  of   Directors   and  its
                                                    committees to determine if the members
                                                    meet   the   "independent"    director
                                                    criteria of the Governance  Guidelines
                                                    and the NYSE Rules.

                                                    When     considering    a    potential
                                                    candidate,    the    Nominating    and
                                                    Corporate  Governance  Committee  will
                                                    take into  consideration  such factors
                                                    as it deems appropriate, including the
                                                    following:

                                                    o    the   appropriate   size  of  the
                                                         Board;

                                                    o    the  needs  of the  Company  with
                                                         respect to the particular talents
                                                         and experience of its directors;

                                                    o    the    knowledge,    skills   and
                                                         experience of nominees, including
                                                         experience  at the policy  making
                                                         level  in  technology,  business,
                                                         finance, administration or public
                                                         service,  in light of  prevailing
                                                         business     conditions,      the
                                                         knowledge,  skills and experience
                                                         already    possessed   by   other
                                                         members  of  the  Board  and  the
                                                         highest professional


                                                         and personal ethics and values;

                                                    o    minimum                individual
                                                         qualifications,         including
                                                         strength  of  character,   mature
                                                         judgment,  familiarity  with  the
                                                         Company's  business and industry,
                                                         independence  of  thought  and an
                                                         ability to work collegially;

                                                    o    experience with accounting  rules
                                                         and practices;

                                                    o    appreciation of the  relationship
                                                         of our  business to the  changing
                                                         needs of society; and

                                                    o    the   desire   to   balance   the
                                                         considerable      benefit      of
                                                         continuity   with  the   periodic
                                                         injection     of    the     fresh
                                                         perspective   provided   by   new
                                                         members.

                                                    The     Nominating    and    Corporate
                                                    Governance   Committee  will  evaluate
                                                    director  candidates   recommended  by
                                                    shareholders    in    light   of   the
                                                    Committee's criteria for the selection
                                                    of  new  directors.   Any  shareholder
                                                    recommendation of a director candidate
                                                    should include the  candidate's  name,
                                                    biographical   data  and  a   detailed
                                                    description    of   the    candidate's
                                                    qualifications  for Board  membership,
                                                    and   should   be  sent   to   Zarlink
                                                    Semiconductor  Inc.,  400 March  Road,
                                                    Ottawa,   Ontario,   Canada  K2K  3H4,
                                                    Attention: Company Secretary or can be
                                                    communicated     directly    to    the
                                                    Chairperson  of the Board of Directors
                                                    by    addressing    an    e-mail    to
                                                    boardchair@zarlink.com.            Any
                                                    shareholder  recommendations  must  be
                                                    submitted  in  sufficient  time for an
                                                    appropriate    evaluation    by    the
                                                    committee.  However,  if a shareholder
                                                    wishes   the   recommendation   of   a
                                                    potential  candidate  to  constitute a
                                                    proposal  intended  to be  included in
                                                    the Company's next year  circular,  it
                                                    must  follow the  procedure  set forth
                                                    under   the   heading   "Shareholders'
                                                    Proposals"  of  this   Circular.

                                                    The     Nominating    and    Corporate
                                                    Governance Committee will periodically
                                                    assess  the  appropriate  size  of the
                                                    Board,  and whether any  vacancies  on
                                                    the   Board   are   expected   due  to
                                                    retirement or otherwise.  In the event
                                                    that  vacancies  are  anticipated,  or
                                                    otherwise  arise,  the Committee  will
                                                    consider   potential   candidates  for
                                                    director who may come to its attention
                                                    through    current   Board    members,
                                                    shareholders  or  other  persons.  The
                                                    Company has in the past engaged search
                                                    firms to help  identify or evaluate or
                                                    assist   in   identifying    potential
                                                    nominees.   The  candidates   will  be
                                                    evaluated    at    meetings   of   the
                                                    Nominating  and  Corporate  Governance
                                                    Committee,  and may be  considered  at
                                                    any point during the year.

(b)  Disclose whether or not the board              The Board has a nominating  committee,
     has   a   nominating    committee              the     Nominating    and    Corporate
     composed  entirely of independent              Governance   Committee,   composed  of
     directors.                                     three  independent  directors,  namely
                                                    Dr. Henry Simon (Chairperson),  Hubert
                                                    T. Lacroix and J. Spencer Lanthier.

(c)  If  the  board  has a  nominating              The  mandate  of  the  Nominating  and
     committee,      describe      the              Corporate  Governance Committee is (i)
     responsibilities,    powers   and              to conduct the Chief Executive Officer
     operation   of   the   nominating              candidate      identification      and
     committee.                                     appointment  process;  (ii) to conduct
                                                    the      director      identification,
                                                    evaluation,  selection and
------------------------------------------------------------------------------------------


                                                    performance assessment processes;   and
                                                    (iii) to take the  leadership  role  in
                                                    shaping    corporate    governance   by
                                                    establishing,  amending and  monitoring
                                                    the corporate governance processes  and
                                                    practices of the Company, including  an
                                                    annual  review   that  members  of  the
                                                    Board of Directors  and its  committees
                                                    meet    the   "independent"    director
                                                    criteria of  the Governance  Guidelines
                                                    and the NYSE Rules. The  Committee also
                                                    has   the   mandate   to   review   the
                                                    compensation  of   directors  to ensure
                                                    that   the  compensation  realistically
                                                    reflects the responsibilities  and risk
                                                    involved   in   being   an    effective
                                                    director. A copy  of the mandate of the
                                                    Nominating  and  Corporate   Governance
                                                    Committee   can   be   found   on   the
                                                    Company's          website           at
                                                    ir.zarlink.com/corp_gov/nominating.htm.
-------------------------------------------------------------------------------------------
7.   Compensation                          Yes

(a)  Describe the process by which the              The   process   by  which   the   Board
     board determines the compensation              determines  the  compensation  for  the
     for the  issuer's  directors  and              Company's  directors  and  officers  is
     officers.                                      outlined  under  "Report  on  Executive
                                                    Compensation"    included    in    this
                                                    Circular.

(b)  Disclose whether or not the board              The Board has a compensation committee,
     has  a   compensation   committee              the  Compensation  and Human  Resources
     composed  entirely of independent              Development   Committee,   composed  of
     directors.                                     three  independent  directors,   namely
                                                    Jules  Meunier   (Chairperson),   Andre
                                                    Borrel and Dennis Roberson.


(c)  Describe  the   responsibilities,              The  mandate  of the  Compensation  and
     powers  and   operation   of  the              Human Resources  Development  Committee
     compensation committee.                        is outlined  under "Report on Executive
                                                    Compensation"    included    in    this
                                                    Circular.  A copy of the mandate of the
                                                    Compensation    and   Human   Resources
                                                    Development  Committee  can be found on
                                                    the      Company's      website      at
                                                    www.zarlink.com.

(d)  If a  compensation  consultant or              In  Fiscal   2006,   the   Compensation
     advisor  has,  at any time  since              Committee   engaged   the   Hay   Group
     the  beginning  of  the  issuer's              Consultants (Toronto) to review against
     most recently completed financial              a  comparator  group  of  semiconductor
     year,  been retained to assist in              companies the compensation of directors
     determining  compensation for any              and executives as well as option grants
     of  the  issuer's  directors  and              to directors, executives and employees.
     officers,  disclose  the identity              In addition,  Hay Group was retained to
     of the  consultant or advisor and              assist  management  in the  design  and
     briefly summarize the mandate for              operation of a  360(degree)  evaluation
     which they have been retained. If              process for executives.
     the  consultant  or  advisor  has
     been   retained  to  perform  any
     other work for the company, state
     that  fact and  briefly  describe
     the nature of the work.
-------------------------------------------------------------------------------------------
8.   Other Board Committees                Yes

     If   the   board   has   standing              The  Board   has  one  other   standing
     committees  other than the audit,              committee,   the  Executive   Committee
     compensation    and    nominating              composed    of    Dr.    Henry    Simon
     committees,      identify     the              (Chairperson),  Hubert T. Lacroix,  two
     committees   and  describe  their              independent  directors,   and  Kirk  K.
     function.                                      Mandy,  President  and Chief  Executive
                                                    Officer of the Company.  The mandate of
                                                    the  Executive  Committee  is (when the
                                                    Board is not in session) to  supervise,
                                                    control  and  manage the  business  and
                                                    affairs of the Company and exercise all
                                                    of the  powers of the  Board,  save and
                                                    except   certain   powers   which   are
                                                    exclusive  to the Board.  A copy of
-------------------------------------------------------------------------------------------


                                                    the mandate of the Executive  Committee
                                                    can be found on the  Company's  website
                                                    at www.zarlink.com.
-------------------------------------------------------------------------------------------
9.   Assessments                           Yes

     Disclose   whether   or  not  the              The Board has  implemented and reviews,
     board,    its    committees   and              from  time  to  time,   a  process   to
     individual      directors     are              annually  assess the  effectiveness  of
     regularly  assessed  with respect              the  Board,  the Board  committees  and
     to   their    effectiveness   and              individual  directors.  Annually,  each
     contribution.  If assessments are              director   completes  a   questionnaire
     regularly conducted, describe the              evaluating the performance of the Board
     process used for the assessments.              generally.   In  addition,   the  Board
                                                    Chairperson     conducts     one-on-one
                                                    interviews  with each director in order
                                                    to  obtain  information  regarding  the
                                                    effectiveness  and  performance  of the
                                                    Board,  and of each Board  member.  The
                                                    members of each committee also complete
                                                    an  evaluation  questionnaire  for each
                                                    committee  on which they sit,  which is
                                                    then   reviewed   by   the   applicable
                                                    committee  and  reported  to the Board.
                                                    The Nominating and Corporate Governance
                                                    Committee Chairperson also conducts one
                                                    on one  interviews  with each member of
                                                    the  Board  in  the  evaluation  of the
                                                    performance  of the Board  Chairperson.
                                                    The  results  of  all  assessments  are
                                                    discussed  with the  Board and form the
                                                    basis of  recommendations  to the Board
                                                    for  change.  The last  full  Board and
                                                    director    performance    review   was
                                                    completed by the Board on May 22, 2007.
-------------------------------------------------------------------------------------------

     New York Stock Exchange - Differences in Corporate Governance Practices

Compliance with NYSE Standards

Zarlink's corporate governance practices differ from those of the NYSE in only one way: the NYSE Standards require that the Compensation Committee determine and approve the Chief Executive Officer's compensation. While the Governance Guidelines require the Compensation Committee to determine the Chief Executive Officer's compensation, his or her compensation is approved by the Board upon the recommendation of the Compensation Committee. Zarlink believes that this variation in its corporate governance practices from those of the NYSE is not significant.

                                   SCHEDULE C

                             AUDIT COMMITTEE CHARTER

Appointment

The Audit Committee (the "Committee") is a standing committee of the Board of Directors (the "Board") hereby constituted with all the powers and duties conferred on it by the laws governing the Company and such powers and duties as may be conferred on it from time to time by resolution of the Board. The Board shall appoint at least three directors to serve on the Committee at the first meeting of the Board following each annual meeting of shareholders of the Company, to hold office, subject to paragraph 5 of the Qualifications, Powers and Procedures section, until the next annual shareholders' meeting.

Mandate

The Board has given the Committee the following mandate:

The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company. Each such registered public accounting firm shall report directly to the Committee. The Committee shall establish approval guidelines for any non-audit related work to be undertaken by the independent auditors.

1.    The Committee's purpose will be to assist the Board oversight of:

      i.    The integrity of the Company's financial statements;

      ii.   The Company's compliance with legal and regulatory requirements;

      iii.  The independent auditors' qualifications and independence;

      iv. The performance of the Company's internal control self-assessment committee and independent auditors; and

      v. The process for monitoring compliance with laws and regulations and with the Code of Ethics and Business Conduct.

2.    The Committee shall:

      i. Review the significant accounting principles and management estimation processes incorporated in the Company's financial statements, including any changes in the Company's accounting principles or application thereof;

      ii. Review the results of assessments of the Company's internal controls including disclosure controls and procedures, and the steps adopted to correct significant internal control deficiencies, if any;

      iii. Oversee the work of the independent auditors, including (a) resolving disagreements between management and the independent auditors with respect to financial reporting and (b) reviewing the planned scope and approach of the independent audit and the areas of significant emphasis and the measures taken by management to deal with significant internal control deficiencies, if any. The
            Committee shall discuss with the independent auditors any difficulties encountered in the course of the audit work and any restrictions on the scope of activities or access to requested information.

      iv. Review the analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

      v. Review the effect of regulatory and accounting initiatives as well as off-balance sheet structures, if any, on the financial statements of the Company;

      vi. Discuss earnings press releases as well as financial information and earnings guidance provided to analysts and rating agencies;

      vii. Obtain and review a report by the Company's independent auditors describing:

            a.    The  independent  auditing  firm's  internal  quality  control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues;

            b. The results of the most recent SEC Peer Review and (when available) the practice inspection assessments conducted on behalf of the Public Accounting Oversight Board, and similar practice inspection assessments conducted on behalf of the Canadian Public Accountability Board; and

            c. All relationships between the Company and the independent auditor which would permit the Committee to assess the auditor's independence;

      viii. Discuss the annual audited financial statements and unaudited quarterly financial statements with management and the independent auditors including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and review related press releases, before such information is publicly disclosed;

      ix. Ensure that adequate procedures are in place for review of the Company's public disclosure of financial information extracted or derived from the Company's financial statements (other than (viii) above) and periodically assess the adequacy of such procedures;

      x.    Discuss   policies  with  respect  to  risk   assessment   and  risk
            management;

      xi. Meet separately, at least quarterly, with management, with the internal control self-assessment committee and with the independent auditors;

      xii.  Review  with  the   independent   auditors  any  audit  problems  or
            difficulties and management's response to them;

      xiii. Set clear hiring policies for employees, partners or former employees or partners of the independent auditors;

      xiv. Establish procedures for the receipt, retention, processing and treatment of complaints regarding accounting, internal accounting controls, or auditing matters;

      xv. Establish procedures for the confidential, anonymous submission by employees and third parties of concerns regarding questionable accounting or auditing practices;

      xvi. Inquire of the appropriate personnel of the Company and the independent auditors as to any deviation from the established Code of Ethics and Business Conduct and Supplementary Code of Ethics and Business Conduct for Designated Executives and periodically review the policies covering such Codes;

      xvii. Review and evaluate the qualifications and performance of the lead audit partner and other relevant personnel of the auditors;

      xviii. Report regularly to the Board any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditors, or the performance of the internal control self-assessment committee;

      xix. Review and discuss with management and the independent auditor a) the annual audited financial statements, including disclosures made in management's discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company's Form 20-F and b) the Company's quarterly financial statements prior to the filing of its Form 6-K, including the results of the independent auditor's review of the quarterly financial statements;

      xx. Review and pre-approve all audit services and all permissible non-audit services to be performed by the independent auditors subject to the de minimis exception for non-audit services set forth in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934;

      xxi.    Annually   review  the  status  of  the  Company's   environmental
              compliance program;

      xxii. Review and discuss with management and the independent auditors any related party transaction (as defined in the rules of the U.S. Securities and Exchange Commission (SEC);

      xxiii. Prepare the report of the Committee to be included in the annual proxy circular or statement;

      xxiv. Review, with the Company's General Counsel, any legal matter that could have a significant impact on the Company's financial statements.

Delineation of Responsibilities

Management is responsible for preparing the Company's financial statements with all material disclosures such that they are complete, accurate and fairly present the information set forth in conformity with Generally Accepted Accounting Principles (GAAP) and all applicable rules and regulations. The independent auditor is responsible to provide an opinion, based on its audits, that the financial statements fairly present, in all material respects, the financial position of the Company, its results of operations and its cash flows in conformity with GAAP. The independent auditors report directly to the Audit Committee. The Audit Committee's role is one of oversight in line with its mandate.

Qualifications, Powers and Procedures

3. All members of the Committee shall be "independent" directors as defined by the listing guidelines of the New York Stock Exchange (NYSE) and applicable Canadian securities legislation, rules and policies. All members shall be financially literate and have relevant and practical business experience and competencies as determined by the Nominating and Corporate Governance Committee from time to time. At least one member shall be determined by the Board to be an audit committee "financial expert" as defined by the SEC.

4. Committee members shall not serve on three or more public company audit committees simultaneously unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve the shareholders' and Company's best interests. Any such determination shall be disclosed in the Company's annual proxy circular and annual report on Form 20-F.

5. Committee members are barred from accepting any consulting, advisory or other compensatory fee, directly or indirectly, from the Company or an affiliate of the Company, other than in the member's capacity as a member of the Board and any Board committee. This prohibition precludes payments to a spouse, a minor child or stepchild or a child or stepchild sharing the home with the member, as well as payments accepted by an entity in which a Committee member is a partner, member, officer or principal or occupies a similar position and which provides accounting, consulting, legal, investment banking, financial or other advisory services or any similar services to the Company. A Committee member shall not be an affiliated person of the Company or any subsidiary of the Company.

6. The Committee shall elect from its members a Chairperson. The Secretary shall be elected from its members, or shall be the Secretary, or the Assistant or Associate Secretary, of the Company.

7. Any member of the Committee may be removed or replaced at any time by the Board. A member shall cease to be a member of the Committee upon ceasing to be a director of the Company.

8. Meetings of the Committee shall be called by the Chairperson of the Committee and shall be held at least four times a year.

9. The times and places where meetings of the Committee shall be held and the procedures at such meetings shall be as determined, from time to time, by the Committee.

10. Notice of each meeting of the Committee shall be given to each member of the Committee. Subject to the following, notice of a meeting shall be given orally or by letter, telex, telegram, electronic mail, telephone facsimile transmission or telephone not less than 48 hours before the time fixed for the meeting. Notice of regular meetings need state only the day of the week or month, the place and the hour at which such meetings will be held and need not be given for each meeting. Members may waive notice of any meeting.

11. The Committee may invite from time to time such person as it may see fit to attend its meeting and to take part in discussion and consideration of the affairs of the Committee. However, any such persons invited may not vote at any meeting of the Committee.

12. A meeting of the Committee may be held by means of such telephonic, electronic or other communications facilities as permit all persons participating in the meeting to communicate adequately with each other during the meeting.

13. The majority of the Committee shall constitute a quorum for the purposes of conducting the business of the Committee. Notwithstanding any vacancy on the Committee, a quorum may exercise all of the powers of the Committee.

14. Any decision made by the Committee shall be determined by a majority vote of the Members of the Committee present. A member will be deemed to have consented to any resolution passed or action taken at a meeting of the Committee unless the member dissents.

15. A record of the minutes of, and the attendance at, each meeting of the Committee shall be kept. The approved minutes of the Committee shall be circulated to the Board forthwith.

16. The Committee shall report to the Board on all proceedings and deliberations of the Committee at the first subsequent meeting of the Board, and at such other times and in such manner as the Board or the By-laws of the Company may require or as the Committee in its discretion may consider advisable.

17. The Committee shall review annually its Mandate and all Guidelines, Procedures, Policies or other documents used by it in fulfilling its responsibilities.

18. The Committee shall assess performance of the Committee and each of its members on an annual basis in accordance with performance assessment guidelines provided by the Nominating and Corporate Governance Committee.

19. In the performance of its duties and responsibilities, the Committee shall have access to any and all books and records of the Company necessary for the execution of the Committee's obligations and may discuss with the officers and auditors of the Company such accounts, records, documents and other matters considered appropriate.

20. The Committee may retain, at the Company expense, such outside legal, accounting or other consultants and advisors as it deems necessary from time to time to fulfill its duties and responsibilities.

                                   SCHEDULE D

                     CHANGE OF AUDITORS REPORTING DOCUMENTS

                                 [LOGO] ZARLINK
                                        SEMICONDUCTOR

                          NOTICE OF CHANGE OF AUDITORS

Zarlink Semiconductor Inc. ("Zarlink") hereby gives notice,  pursuant to section
4.11 of National Instrument 51-102, as follows:

1. Currently, Ernst & Young LLP ("E&Y") are the auditors of Zarlink. The Audit Committee of Zarlink's Board of Directors conducted a review of Zarlink's audit requirements, and the offer of services of Deloitte & Touche LLP ("Deloitte") for the financial year ending March 28, 2008, and the fees associated with such services. As a result of such review, Zarlink's Audit Committee determined to recommend (i) not to put E&Y forward for renewal as auditors of Zarlink at the expiry of E&Y's current term of office and (ii) the appointment of Deloitte as Zarlink's auditors at the annual meeting of shareholders to be held on July 24, 2007 (the "Annual Meeting").

2. During its meeting held on May 23, 2007, the Board of Directors of Zarlink approved the recommendations of its Audit Committee indicated above.

3. There has been no adverse or qualified opinion or denial opinion or reservation contained in the auditors' reports on Zarlink's annual financial statements for the two financial years preceding the date of this notice, being the reports of E&Y for the financial years ended, respectively, March 31, 2006 and March 30, 2007.

4. There have been no reportable events (including disagreements, unresolved issues and consultations) in connection with the audits of the two most recent financial years and with any subsequent period to date.

Dated at Ottawa, Ontario this 29th day of May 2007.

/s/ Scott Milligan
------------------------------------
Scott Milligan
Senior Vice President of Finance and
Chief Financial Officer

                           Zarlink Semiconductor Inc.
         400 March Road, Ottawa, Ontario, Canada K2K 3H4 www.ZARLINK.com

[LOGO] Deloitte(R)                                        Deloitte & Touche LLP
                                                          800 - 100 Queen Street
                                                          Ottawa ON K1P 5T8
                                                          Canada

                                                          Tel: (613) 236-2442
                                                          Fax: (613) 236-2195
June 4, 2007                                              www.deloitte.ca

To:
British Columbia Securities Commission
Alberta Securities Commission
Saskatchewan Financial Services Commission
The Manitoba Securities Commission
Ontario Securities Commission
Autorite des marches financiers (Quebec)
New Brunswick Securities Commission
Nova Scotia Securities Commission
Securities Commission of Newfoundland and Labrador
Prince Edward Island Securities Office

Dear Messrs./Mmes.:

We have read the statements made by Zarlink Semiconductor Inc. in the attached copy of the Notice of Change of Auditors dated May 29, 2007, which we understand will be filed pursuant to Section 4.11 of National Instrument 51-102.

We agree with the statements in the Notice of Change of Auditors dated May 29, 2007, except that we have no basis to agree or disagree with the following statement:

      "There have been no reportable events (including disagreements, unresolved issues and consultations) in connection with the audits of the two most recent financial years and with any subsequent period to date."

Yours very truly,

/s/ Deloitte & Touche LLP

Chartered Accountants
Licensed Public Accountants

                                                        A member firm of
                                                        Deloitte Touche Tohmatsu

[LOGO] ERNST & YOUNG          o Ernst & Young LLP           o Phone 613-232-1511
                                Chartered Accountants         Fax   613-232-5324
                                100 Queen Street
                                Suite 1600
                                Ottawa, Ontario K1P 1K1


PRIVATE & CONFIDENTIAL

June 6, 2007

British Columbia Securities Commission
Alberta Securities Commission
Saskatchewan Financial Services Commission
The Manitoba Securities Commission
Ontario Securities Commission
Autorite des marches financiers (Quebec)
New Brunswick Securities Commission
Nova Scotia Securities Commission
Securities Commission of Newfoundland and Labrador
Prince Edward Island Securities Office

Dear Sirs

Subject: Zarlink Semiconductor Inc. ("Zarlink") - Notice of Change of Auditors dated May 29, 211117

Pursuant to National instrument 51-102 (Part 4.11), we have read the above-noted Notice of Change of Auditors and confirm our agreement with the information contained in the Notice.

Yours sincerely,

/s/ Ernst & Young LLP

Chartered Accountants
Licensed Public Accountants
cc: The Board of Directors, Zarlink Semiconductor Inc.

                                   SCHEDULE E

                                  BOARD MANDATE

Appointment

Directors are elected annually by the shareholders of the Company and together with those appointed to fill vacancies or appointed as additional directors throughout the year, collectively constitute the Board of Directors (the "Board") of the Company.

Mandate

The Board establishes the overall policies for the Company; monitors and evaluates the Company's strategic direction, and retains plenary power for those functions not specifically delegated by it to its Committees or to management. Accordingly, in addition to the duties of directors of a Canadian corporation as prescribed by statute, the mandate of the Board is to supervise the management of the business and affairs of the Company with a view to evaluate, on an ongoing basis, whether the Company's resources are being managed in a manner consistent with enhancing shareholder value, ethical considerations and corporate social responsibility. In order to better fulfill its mandate, the Board is responsible for, among other matters:

1. Selecting the Chairperson for the Board of Directors annually or as otherwise required;

2. Reviewing and approving, prior to the beginning of each fiscal year, the business plan, capital budget and financial goals of the Company as well as longer term strategic plans (taking into account the opportunities and risks of the business) prepared and elaborated by management and, throughout the year, monitoring the achievement of the objectives set;

3. Reviewing and approving all regulatory filings such as the Annual Report, Proxy Circular, Annual Information Form and Reports on Form 10-K, 10-Q and 8-K;

4. Ensuring that it is properly informed, on a timely basis, of all important issues (including environmental, cash management and business development issues) and developments involving the Company and its business environment;

5. Identifying, with management, the principal risks of the Company's business and the systems put in place to manage these risks as well as monitoring, on a regular basis, the adequacy of such systems;

6. Ensuring proper succession planning, including appointing, training and monitoring senior executives;

7. To the extent feasible, satisfying itself as to the integrity of the chief executive officer (the "CEO") and other senior officers and that the CEO and other senior officers create a culture of integrity throughout the organization;

8.    Reviewing and ratifying the Compensation  and Human Resources  Development
      Committee's   assessment  of  the   performance  of  the  CEO  and  senior
      executives;

9.    Adopting and enforcing good corporate governance practices and processes;

10.   Ensuring   proper   communication   with   shareholders,   customers   and
      governments;

11. Monitoring the efficiency and integrity of internal control and management information systems;

12. Assessing annually the performance of the Board, its committees and each of its directors;

13. Recommending to shareholders, pursuant to the recommendation of the Audit Committee, the appointment of auditors and approving auditor compensation where authorized by shareholders;

14. Developing, with the CEO, a position description for the CEO and developing and approving the corporate goals and objectives that the CEO must meet;

15. Nominating or appointing directors, as appropriate, based on the advice of the Nominating and Corporate Governance Committee and considering the size of the Board and the competencies and skills of directors and proposed directors;

16. Ensuring the new directors receive comprehensive orientation to the Board and that an appropriate continuing education program is made available to all directors;

17. Ensuring that the compensation of directors realistically reflects the responsibilities and risk involved in being an effective director.

and has taken,  when  necessary,  specific  measures in respect of these  items.

Long-term goals and strategies for the Company are developed as part of management's annual strategic planning process with the Board, which also includes the preparation of a detailed one-year operating plan. Through this process, led by the President and Chief Executive Officer and senior management of the Company, the Board adopts the operating plan for the coming financial year and monitors senior management's relative progress through a regular reporting and review process. The Board reviews on a quarterly basis the extent to which the Company has met the current year's operating plan.

Consistent with the Board's power to delegate management of the day-to-day operation of the Corporation's business, the Board exercises business judgment in establishing and revising guidelines for authorization of expenditures or other corporate actions, and these have been periodically reviewed with management.

The current  committee  structure  of the  Corporation  includes  the  following committees: Audit, Nominating and Corporate Governance, Executive and Compensation and Human Resources Development. The mandate of each standing committee is reviewed periodically by the Board with a view to delegating to committees the authority of the Board concerning specified matters appropriate to such committees. Such authorities are set forth in board resolutions or bylaws pertaining to the charters of board committees.

The Board has put policies in place to ensure effective, timely and non-selective communications between the Company, its stakeholders and the public. The Board, or the appropriate committee thereof, reviews the content of the Company's major communications to shareholders and the investing public, including the quarterly and annual reports, and approves the proxy circular, the annual information form and any prospectuses that may be issued. The disclosed information is released through mailings to shareholders, news wire services, the general media and a home page on the internet.

Qualifications and Procedures

At least twenty-five percent of the directors shall be "resident Canadians" as defined by the Canada Business Corporations Act and a majority of the directors shall be "independent" as defined by the listing guidelines of the New York Stock Exchange (NYSE) and applicable Canadian securities legislation, rules and policies. The Board shall review and affirmatively determine the "independent" status of each director.

These percentages also apply to director attendance at any Board meetings.

The independent directors shall meet at regularly scheduled executive sessions at least quarterly without management present. If the Chairperson of the Board is an "independent" director, he/she will preside over the executive sessions of the Board. Otherwise, the independent directors shall designate and publicly disclose the name of the independent director who will preside at the executive sessions.

The Board may retain such outside consultants and advisors (at Company expense),
as  it  deems   necessary   from  time  to  time  to  fulfill   its  duties  and
responsibilities.

The Board's operational procedures are set out in By-Law No. 16 of the Company as amended from time to time.

                              FINANCIAL INFORMATION
                        IN ACCORDANCE WITH CANADIAN GAAP
                    FOR THE FISCAL YEAR ENDED MARCH 30, 2007

The consolidated financial information as set out in the Company's Fiscal 2007 Annual Report is in United States (U.S.) dollars and in accordance with U.S. GAAP.

                         Please direct all inquiries to:

Questions and Further Assistance

If you have any questions about the information contained in this document or require assistance in completing your proxy form, please contact the Company's proxy solicitation agent, at:

                               [LOGO] [Georgeson]

                              100 University Avenue
                             11th Floor, South Tower
                                Toronto, Ontario
                                     M5J 2Y1

                 North American Toll Free Number: 1-866-717-8088